SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

Getty Images, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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June 19, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 annual meeting of shareholders of Getty Images, Inc. The meeting will be held at the headquarters of Getty Images at 601 North 34th Street, Seattle, Washington 98103, on August 2, 2007 at 11:00 a.m. (Pacific Daylight Time). We hope that you will be able to attend.

At the annual meeting, you will be asked (i) to elect three Class I Directors to serve three-year terms, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and (iii) to transact such other business as may properly come before the annual meeting.

More details about the business to be conducted at the annual meeting and about the meeting itself are presented in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to attend, as your proxy is revocable at or prior to the meeting at your discretion.

The Board of Directors of Getty Images unanimously recommends that you vote FOR all of the nominees for Director, and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Getty Images.

Sincerely,

Mark H. Getty
Chairman of the Board of Directors

GETTY IMAGES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 2, 2007

Notice is hereby given that the annual meeting of shareholders of Getty Images, Inc., a Delaware corporation (“Getty Images” or “we” or “us”), will be held at our headquarters, 601 North 34th Street, Seattle, Washington 98103, on August 2, 2007 at 11:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	To elect three Class I Directors to serve until the 2010 annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the annual meeting and at any adjournments or postponements of the meeting.

The Board of Directors set June 18, 2007 as the record date of the meeting. This means that owners of shares of our stock at the close of business on that date are entitled to receive this notice of the annual meeting, and to attend and to vote at the meeting and at any adjournments or postponements of the meeting. Additional information regarding the matters to be acted on at the annual meeting may be found in the accompanying proxy statement.

By Order of the Board of Directors,

John McKay
Senior Vice President, General Counsel and Secretary

Seattle, Washington

June 19, 2007

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at or prior to the meeting at your discretion.

i

GETTY IMAGES, INC.

601 North 34th Street

Seattle, Washington 98103

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 2, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Getty Images, Inc., a Delaware corporation (“Getty Images” or “we” or “us”), from the holders of the issued and outstanding shares of common stock, par value $0.01 per share, of Getty Images, to be voted at the annual meeting of shareholders to be held at 11:00 a.m. (Pacific Daylight Time) on August 2, 2007 at our headquarters located at 601 North 34th Street, Seattle, Washington.

This proxy statement contains information related to the annual meeting. We hope that you will be able to attend.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked at or prior to the meeting. The proxies also may be voted at any adjournments or postponements of the meeting.

Only owners of record of shares of common stock at the close of business on the record date of June 18, 2007, are entitled to vote at the annual meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On June 18, 2007, there were 59,245,891 shares of common stock issued and outstanding.

The purpose of the annual meeting is to consider and act on the following proposals:

1.	To elect three Class I Directors to serve until the 2010 annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Getty Images’ independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

The proxy materials are being mailed to the shareholders entitled to vote at the meeting on or about June 26, 2007.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at Getty Images’ 2007 annual meeting of shareholders, which will take place on August 2, 2007 at 11:00 a.m., Pacific Daylight Time, at our corporate headquarters located at 601 North 34th Street, Seattle, Washington 98103. As a shareholder holding shares of our common stock, as recorded in our stock register on June 18, 2007 (the “record date”), you are invited to attend the annual meeting and requested to vote on the proposals described in this proxy statement.

As of the record date, 59,245,891 shares of Getty Images’ common stock were issued and outstanding. There were 66 shareholders holding our common stock as of the record date.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers in 2006, and certain other required information.

Q:	How may I obtain a separate set of proxy materials or Annual Report for 2006?

A:	If you share an address with another, only one copy of this proxy statement will be delivered to you. A shareholder at a shared address who received a single copy of this proxy statement may request to receive a separate copy either by calling the number provided below or mailing a written request to the address below:

Corporate Secretary

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

1-866-275-4389

We will promptly mail a separate copy of this proxy statement upon such request, but any such request should be made as soon as possible to ensure timely delivery.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	the election of three Class I Directors;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as Getty Images’ independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	such other items of business as may properly come before the annual meeting and at any adjournments or postponements of the meeting.

Q:	What are the requirements for admission to the meeting?

A:	Only shareholders holding shares of Getty Images’ common stock as of the record date or their proxy holders and Getty Images’ guests may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 11:00 a.m. (Pacific Daylight Time). Cameras and other recording devices will not be permitted at the meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares as a beneficial owner through a broker, trustee or nominee, you will need to ask your broker, trustee or nominee for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your share ownership as of June 18, 2007, the record date) with you to the meeting. We can use that to verify your ownership of shares of Getty Images’ common stock and admit you to the meeting; however, as discussed below, you will not be able to vote your shares at the meeting without a legal proxy.

Q:	How does the board of directors recommend that I vote?

A:	Our Board of Directors recommends that you vote your shares (1) “FOR” each of the nominees to the Board of Directors and (2) “FOR” the ratification of our independent registered public accounting firm for the 2007 fiscal year.

Q:	How many votes do I have?

A:	On each proposal to be voted upon, you have one vote for each share of Getty Images’ common stock you own as of the record date, June 18, 2007.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many Getty Images shareholders hold their shares through a broker or other nominees rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record:    If your shares are registered directly in your name with our transfer agent, Bank of New York, as of the record date, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Getty Images. As the shareholder of record, you have the right to grant your voting proxy directly to Getty Images or to vote in person at the annual meeting. Getty Images has enclosed a proxy card for your use.

Beneficial Owner:    If your shares are held in a brokerage account, trust or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting. Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee or nominee who holds your shares giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you can submit a proxy to us, which will be voted according to your directions by the proxy holders. Three of our executive officers (one of whom is a member of our Board of Directors) have been designated as proxy holders for our 2007 annual meeting. These three executive officers are Jonathan D. Klein, our Chief

Executive Officer, John L. McKay, our General Counsel and Thomas Oberdorf, our Chief Financial Officer. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instruction below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Instructions:    Shareholders of record of Getty Images may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Your proxy card must be received by the time of the meeting in order for your shares to be voted. Getty Images shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I vote by telephone or via the internet?

No, you cannot. However, shareholders who hold shares beneficially in street name should check with their broker, trustee or nominee to see whether phone or internet voting is offered.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by (1) delivering to Getty Images’ Corporate Secretary at 601 North 34th Street, Seattle, Washington 98103 a written notice of revocation or a duly executed proxy bearing a later date prior to the date of the annual meeting, or (2) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	What happens if I deliver a signed proxy without specifying how my shares should be voted?

A:	If you deliver your proxy without instructions and do not later revoke the proxy, the proxy will be voted “FOR” the slate of nominees to the Board described in this proxy statement and “FOR” Proposal No. 2. As to any other matter that may properly come before the annual meeting, the proxy will be voted according to the judgment of the proxy holders.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. An independent tabulator, not Getty Images, will count the votes, and your individual vote will be kept confidential from us or third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide on their proxy card written comments, which are then forwarded to Getty Images.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Getty Images as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the three nominees receiving the highest number of affirmative “FOR” votes at the annual meeting will be elected.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative “FOR” vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting. If the shareholders fail to vote in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee of our Board of Directors will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to Getty Images’ shareholders.

Q:	What are my voting choices?

A:	Election of Directors: You may vote “FOR” or “WITHHOLD AUTHORITY” with regards to all or some of the nominees. Votes “WITHHELD AUTHORITY” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting but will have no other legal effect upon election of directors. As further discussed below, there can be no broker non-votes on the election of Directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of Directors. The Board of Directors recommends a vote “FOR” all of the nominees.

Ratification of Independent Registered Public Accounting Firm and Other Business:    For the other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” As further discussed below, there can be no broker non-votes on this proposal because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the ratification of the appointment of the independent registered public accounting firm. The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Getty Images’ independent registered public accounting firm.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What is the effect of broker non-votes and abstentions?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. However, because brokers have discretion to vote without instructions from beneficial holders on the election of Directors and the ratification of the appointment of the independent registered public accounting firm, there can be no broker non-votes with respect to the proposals described in this proxy statement.

Abstentions are considered votes cast and thus have the same effect as votes against the matter. However, in the election of Directors, the vote “WITHHOLD AUTHORITY” will have no effect on the outcome as such election only requires a plurality of affirmative “FOR” votes.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from the Bank of New York.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Getty Images will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person or by telephone, telex, facsimile or electronic means by our officers and employees, who will not receive any additional compensation for such solicitation activities. We will, on request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the third quarter ending September 30, 2007.

Q:	What is the deadline for submission of shareholder proposals for consideration at the annual meeting?

A:	Any shareholder who intends to present a proposal for consideration at the 2007 annual meeting of shareholders must ensure that the notice of such proposal prepared in accordance with the provisions of the bylaws is received by Getty Images within ten days of the mailing date of this proxy statement, June 26, 2007. Notice of such proposals should be addressed to:

Corporate Secretary

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

1-866-275-4389

Q:	What is the deadline for submission of shareholder proposals for consideration at the 2008 annual meeting of shareholders?

A:	Proposal Under Rule 14a-8: For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary of Getty Images must receive the written proposal at our principal executive offices no later than February 26, 2008. Such proposals also must comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

1-866-275-4389

Proposal Under the Bylaws:    For a shareholder proposal that is not intended to be included in Getty Images’ proxy statement under Rule 14a-8, the shareholder must give timely notice to the Corporate Secretary of Getty Images in accordance with our bylaws, which, in general, require that the notice be received by Getty Images on or after May 4, 2008, and on or before June 3, 2008. If the notice is not received by May 12, 2008, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, and the proxy holders designated by Getty Images will have discretionary voting authority under proxies solicited for the 2008 annual meeting of shareholders with respect to such proposal, if properly presented at the meeting.

If the date of the shareholder meeting in 2008 is moved more than 30 days before or after the anniversary of the 2007 annual meeting, then notice of a shareholder proposal that is not intended to be included in Getty Images’ proxy statement must be received no later than the close of business on the earlier of the following two dates:

•	the tenth day following the day on which notice of the meeting date is mailed, or

•	the tenth day following the day on which public disclosure of the meeting is made.

Copy of Bylaw Provisions:    A copy of our bylaws can be found in the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” and then “Corporate Governance.” Our bylaws are also available in print to any shareholder who requests it by emailing investorrelations@gettyimages.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Getty Images has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms. The full Board currently consists of seven Directors: three Class I and two in each of Class II and III. The terms of the Class II and Class III Directors will terminate on the date of the annual meeting of shareholders in the years 2008 and 2009, respectively.

Messrs. Bailey, Garb and Spoon currently are Class I Directors of Getty Images. Pursuant to Section 8.02 of our Restated Certificate of Incorporation, the term of the Class I Directors terminates on the date of the 2007 annual meeting of shareholders and when their successors are elected and qualified. The Board of Directors has nominated Messrs. Bailey, Garb and Spoon for election at the annual meeting, and upon such election, to continue to serve as Class I Directors and hold office until the annual meeting of shareholders to be held in 2010 and until their successors have been duly elected and qualified.

The Board of Directors does not anticipate that any of Messrs. Bailey, Garb or Spoon will be unable or unwilling to serve, but if any one of them should be unable or unwilling to serve, the proxies granted to proxy holders will be voted for the election of such other person as is designated by the Board of Directors, if any. Set forth below is a brief description of the background of each nominee for election as a Director and of each of the four other Directors continuing in office.

Nominees for Class I Directors

Name	Age	Business Experience	Director Since
James N. Bailey (Class I)	60	Mr. Bailey has been a Director since February 1998 and served as a Director of Getty Communications Limited, our predecessor, from September 1996 to February 1998. Mr. Bailey co-founded Cambridge Associates LLC, an investment consulting firm, in May 1973 and currently serves as its Senior Managing Director and Treasurer. He also is co-founder, Treasurer and a Director of The Plymouth Rock Company, SRB Corporation, Inc., Direct Response Corporation and Homeowners Direct Company, all four of which are insurance companies and insurance company affiliates. Additionally, Mr. Bailey serves as a Director of Apartment Investment & Management Company (AIMCO), a multi-family dwelling real estate investment trust.	1998

Andrew S. Garb (Class I)	64	Mr. Garb has been a Director since February 1998 and served as a Director of Getty Communications Limited, our predecessor, from May 1996 to February 1998. Mr. Garb also served as a Director of Getty Investments L.L.C. from June 1996 until October 2003. Mr. Garb currently is of counsel to the law firm of Loeb & Loeb LLP, where he has practiced since 1968. Mr. Garb is also a Trustee of the J. David Gladstone Institutes, a nonprofit medical research organization.	1998

Alan G. Spoon (Class I)	55	Mr. Spoon has been a Director since May 2006. Mr. Spoon has been a managing general partner of Polaris Ventures since 2000, where he focuses on investments in digital media, e-commerce and distance learning. Mr. Spoon has held senior leadership positions at the Washington Post Company, where he worked for 18 years, including President, Chief Operating Officer, board member, Chief Financial Officer, President of Newsweek, Head of Newspaper Marketing and Head of Corporate Business Development. Prior to his tenure at the Washington Post, Mr. Spoon was an officer at the Boston Consulting Group. Mr. Spoon also serves as a Director of Danaher Corporation and IAC/InterActiveCorp, and is a member of the Smithsonian Institution Board of Regents, the Massachusetts Institute of Technology Corporation and The Council on Foreign Relations.	2006

Vote Required

The three persons who receive the greatest number of affirmative “FOR” votes present in person or represented by proxy at the meeting will be elected to the Board of Directors. Votes “WITHHOLD AUTHORITY” with respect to one or more Directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting but will have no other legal effect on the election of Directors. There can be no broker non-votes on the election of Directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Directors Continuing in Office1

Name	Age	Business Experience	Director Since	Term Expires
Christopher H. Sporborg (Class II)	67	Mr. Sporborg has been a Director since February 1998 and served as a Director of Getty Communications Limited, our predecessor, from May 1996 to February 1998. Mr. Sporborg held various positions at Hambros Bank Limited from 1962 to 1998, including Deputy Chairman of Hambros PLC and Hambros Bank Limited, Chairman and Chief Executive of Hambros Group Investments Ltd. and Chairman of Hambros Insurance Services Group PLC. Mr. Sporborg founded and was Chairman of the Board of Directors of Countrywide plc, a real estate agency and financial services company from 1987 until May 2007. He is the Chairman of the Board of Directors of Chesnara plc, a life assurance company. Mr. Sporborg also serves as a Director of Lindsey Morden Group Inc., an insurance services company.	1998	2008

Mark H. Getty (Class II)	46	Mr. Getty is a co-founder of Getty Images, and has been a Director since February 1998, serving as our Executive Chairman from September 1998 to May 2004. In May 2004, Mr. Getty relinquished his role as an executive officer of Getty Images but remains as (non-executive) Chairman of the Board. Mr. Getty served as Co-Chairman of Getty Images from February 1998 to September 1998. He served as Executive Chairman of Getty Communications Limited, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Getty served as the Joint Chairman of Getty Communications Limited. Mr. Getty also is the Chairman of the Board of Directors of Getty Investments L.L.C.	1998	2008

[1]	Dr. David Landau served as a Class I director since September 2003, but resigned his position from the Board of Directors in May 2006.

Name	Age	Business Experience	Director Since	Term Expires
Jonathan D. Klein (Class III)	47	Mr. Klein is a co-founder of Getty Images and has been our Chief Executive Officer and a Director since February 1998. Mr. Klein served as Chief Executive Officer and as a Director of Getty Communications Limited, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications Limited. Mr. Klein serves on the Board of Directors of Getty Investments L.L.C. and as a Director of RealNetworks, Inc. a leading creator of digital media services and software. He also serves on the Board of Trustees of the Groton School, on the Board of Directors of Friends of the Global Fight Against Aids, Tuberculosis and Malaria, one of the leading organizations working to educate, engage and mobilize Americans on the fight to end the worldwide burden of these diseases by focusing its efforts on decision-makers in Washington, D.C., and on the Advisory Board of the Global Business Coalition on HIV/AIDS, Tuberculosis and Malaria, the pre-eminent organization leading the business fight against HIV/AIDS and a mission to harness the power of the global business community to end the HIV/AIDS, tuberculosis and malaria epidemics.	1998	2009

Michael A. Stein (Class III)	57	Mr. Stein has been a Director since June 2002. Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company, from January 2001 to January 2007. Prior to that, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a leading fashion specialty retailer, from October 1998 to September 2000. Mr. Stein served as Executive Vice President and Chief Financial Officer of Marriott International, Inc. from 1993 to 1998. Prior to his work at Marriott, he spent eighteen years at Arthur Andersen as a partner in their Washington, D.C. office. Mr. Stein also serves on the Board of Directors of Apartment Investment & Management Company (AIMCO), a multi-family dwelling real estate investment trust. He also serves on the Board of Trustees of the Fred Hutchinson Cancer Research Center.	2002	2009

CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines which are available by logging on to www.gettyimages.com and by first clicking “About Us,” then “Investors,” then “Corporate Governance.” These Corporate Governance Guidelines are also available in print to any shareholder who requests it by emailing investorrelations@gettyimages.com. These principles were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the shareholders.

Director Independence

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with Getty Images, directly or as an officer, shareowner or partner of an organization that has a relationship with us. The Board observes all criteria for independence established by the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”) and other applicable laws and regulations.

On an annual basis, each Director and executive officer is obliged to complete a Director and Officer Questionnaire which requires disclosure of any transactions with us in which the Director or executive officer, or any member of his or her immediate family, as such term is defined by applicable SEC rules, have a direct or indirect material interest. Pursuant to the “Code of Business Conduct,” the Board or any committee so appointed by it is charged with resolving any conflict of interest involving senior executives or directors.

The Board determined, after a review of relevant information and upon advice from legal counsel to Getty Images, that (a) no Director has a material relationship with us and (b) the following majority of Board members, which includes all non-management members other than Mark H. Getty, are currently and were, during 2006, independent: James N. Bailey, Andrew S. Garb, Alan G. Spoon, Christopher H. Sporborg, and Michael A. Stein. Consequently, all members of the Audit, Nominating and Corporate Governance, and Compensation Committees are independent pursuant to NYSE listing standards, the SEC rules and all other applicable rules and standards. The Board has not made a determination regarding Mr. Getty’s independence.

In addition, based on these standards, the Board determined that Mr. Klein is not independent because he is our Chief Executive Officer.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors or specific Directors by emailing boardofdirectors@gettyimages.com. Submissions may also be mailed to:

Board of Directors

c/o General Counsel

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

The communications from shareholders are screened by our General Counsel for appropriateness and relevance, and forwarded to the Board or individual members of the Board pursuant to the guidelines set by Getty Images’ Board of Directors.

Code of Ethics/Code of Business Conduct/Corporate Governance Guidelines

Getty Images has adopted the following codes and guidelines applicable to our business conduct: (1) Code of Business Conduct, (2) Code of Ethics for Getty Images’ management and Board of Directors, (3) Corporate Governance Guidelines, and (4) the Leadership Principles. These codes and guidelines can be found on the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” then “Corporate Governance.” These documents are also available in print to any shareholder who makes a request in writing to:

Investor Relations Department

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

1-866-275-4389

investorrelations@gettyimages.com

The above codes and guidelines have been adopted in order to deter corporate wrongdoing and promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate and timely disclosure in reports and documents we file with the SEC and in other public communications, (3) compliance with applicable governmental laws, rules and regulations, (4) accountability for adherence to our ethical standards, codes and guidelines, and (5) the prompt internal reporting of any violation thereof.

If any material provisions of our Code of Ethics or our Code of Business Conduct are waived for any member of our management or Board of Directors, or if any substantive changes are made to our codes as they relate to any Director or member of management, we will disclose that fact on our website or in a Current Report on Form 8-K that would be filed with the SEC. In addition, any other material amendments to our Codes will be disclosed. There were no waivers of any of our codes relating to executives or directors in 2006. There has been one waiver made and disclosed in 2007 with respect to Mr. Livingstone as discussed further in the “Transactions with Related Parties” section of this proxy statement.

The Board has established a mechanism by which any employee, shareholder, vendor, customer or other interested party may submit confidential or anonymous reports of suspected or actual violations of our Code of Business Conduct or Code of Ethics relating to financial, accounting, auditing or internal controls matters or procedures. Individuals wishing to submit such reports may do so by calling 1-800-425-0889 or logging on to www.resultor.com/gettyimages, both of which are available 24 hours, seven days a week.

BOARD COMMITTEES AND MEETINGS

The Board

Each Director is expected to attend all Board meetings and all meetings of committees on which they serve, to review materials in advance of such meetings, to participate in such meetings, and to meet as frequently as necessary to discharge properly their responsibilities. The Board of Directors held twelve meetings during 2006. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which he was a member during the last year. Mr. Klein attended the 2006 annual shareholders meeting and acted as Chairman of the meeting. He was the only Board member in attendance. We invite the members of the Board to attend the annual meeting of shareholders, but we do not have a policy that requires them to attend the meeting.

Committees of the Board

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. Additionally, in 2006, the Board had an Equity Compensation Committee, as well, which was formally disbanded in April 2007. The Board of Directors has adopted written charters for the Audit, Compensation and Nominating and Corporate Governance Committees. These charters can be found on the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” then “Corporate Governance.” The Executive Committee operates pursuant to a specific delegation of authority by the Board of Directors.

The membership of these Committees and a brief statement of their principal responsibilities are presented below:

Director	Audit	Compensation	Executive	Nominating & Corporate Governance
James N. Bailey	X	X	X	Chair
Andrew S. Garb	X	Chair	X
Mark H. Getty
David Landau(1)
Jonathan D. Klein			X
Alan G. Spoon(2)
Christopher H. Sporborg		X		X
Michael A. Stein	Chair		X

(1)	Dr. Landau resigned his position from the Board effective May 17, 2006.
(2)	Mr. Spoon was appointed to the Board at the May 16, 2006 meeting of the Board of Directors.

Audit Committee

The Audit Committee consists of Messrs. Bailey, Garb and Stein. Mr. Stein has served as the chairman of the Audit Committee since 2002. The Audit Committee is comprised solely of non-employee, independent Directors. The Board of Directors determined that each member of the Audit Committee is financially literate and that Mr. Stein is an “Audit Committee financial expert” as defined under applicable rules of the SEC. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility relating to the shareholders, potential shareholders, and investment community relating to oversight of:

•	the integrity of our financial statements;

•	Getty Images’ compliance with legal and regulatory requirements;

•	the independent auditors engagement, qualifications, performance, compensation and independence;

•	the performance of our internal audit function;

•	compliance with our Code of Ethics and Code of Business Conduct; and

•	our control environment and internal control over financial reporting.

The members of the Audit Committee meet regularly with senior management of Getty Images, the internal auditors and our independent registered public accounting firm to review: the scopes, plans and results of the external and internal audits; the evaluations by management, the internal auditors and the independent registered public accounting firm of Getty Images’ internal control over financial reporting; and the quality of our financial reporting and disclosure practices. The Audit Committee held 13 meetings during 2006. The Audit Committee also engages in annual self-performance evaluations. The Board of Directors has adopted a charter for the Audit

Committee, which was revised by the Audit Committee and approved by the Board of Directors at its January 22, 2007 meeting. The revised charter can be found on the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” then “Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Bailey and Sporborg. Mr. Bailey has served as the Chairman of that Committee since 2003. The Nominating and Corporate Governance Committee is comprised solely of non-employee, independent Directors. The primary purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board of Directors and to recommend such candidates to the Board and shareholders for consideration. Additionally, this Committee is responsible for, among other things, evaluating the effectiveness of the Board and its Committees; developing, updating as necessary, and recommending to the Board corporate governance principles and policies applicable to Getty Images; and monitoring compliance with such principles and policies. While the Committee does not have formal criteria established for the selection of new candidates, the Board and Nominating and Corporate Governance Committee have agreed that any possible candidate should have, at a minimum, media industry experience, experience as an entrepreneur, and previous experience with a public company. Nominees are typically identified by current Committee or Board members. A search firm may be used on an ad hoc basis if the Committee is unsuccessful in its efforts to find qualified nominees. To date, that has not been necessary. In 2006, the Committee had four meetings during which its members discussed and decided matters before the Committee. The Nominating and Corporate Governance Committee’s Charter can be found on the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” then “Corporate Governance.”

This Committee will consider qualified candidates for Directorships suggested by shareholders in written submissions to the Nominating and Corporate Governance Committee, c/o General Counsel, Getty Images, 601 North 34th Street, Seattle, Washington 98103, or to nominations@gettyimages.com. The Committee will evaluate persons recommended by shareholders in the same manner as other candidates.

Compensation Committee

The Compensation Committee’s membership is comprised of Messrs. Bailey, Garb and Sporborg. Mr. Garb has served as the Chairman of that Committee since 1998. The Committee is composed entirely of non-employee, independent directors. None of the Committee members has ever been an officer or employee of Getty Images or any of its subsidiaries, and none has ever been paid for services provided to us (other than in their roles as members of the Board).

The Compensation Committee has oversight responsibility for Getty Images’ executive compensation policy, including that pertaining to the compensation of the Chief Executive Officer. In this regard, the role of the Compensation Committee is to oversee our compensation plans and policies, annually review and approve all executive officers’ compensation, and administer our incentive plans (including reviewing and approving stock incentive grants to executive officers). The Committee’s charter reflects these various responsibilities, among others, and the Committee and the Board periodically review and revise the charter. The Committee’s Charter can be found on the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” then “Corporate Governance.”

In 2006, the Compensation Committee had eight meetings during which its members discussed and decided matters before it. The Committee also considers and takes action by written consent. The Committee Chairman reports on Committee actions and recommendations at Board meetings. Getty Images’ management, including its Human Resources and Legal Departments, supports the Committee in its work and in some cases acts pursuant to delegated authority to administer Getty Images’ compensation programs.

The Committee also has engaged Towers Perrin, a leading compensation consulting firm to assist it in the performance of its duties, the scope of which are described in detail in the Compensation Discussion and Analysis section below.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is composed of three independent Directors, Messrs. Bailey, Garb and Sporborg. None of Messrs. Bailey, Garb or Sporborg has been an officer or employee of Getty Images at any time or is an executive officer of an entity for which an executive officer of Getty Images served as a member of a compensation committee or as a director during the last fiscal year. During 2006, none of our executive officers served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on our Board of Directors or Compensation Committee.

Executive Committee

The Executive Committee consists of Messrs. Bailey, Garb, Klein and Stein. This Committee was formed in December 2005 and met only once in 2006. This Committee has a limited delegation of authority from the Board of Directors to exercise the authority of the Board during the intervals between meetings of the Board, except for matters that cannot be delegated by law or pursuant to Getty Images’ Restated Certificate of Incorporation or by-laws and except for those matters expressly delegated to another committee of the Board of Directors.

Presiding Director; Executive Sessions of Independent Directors

In 2006, the independent directors of the Board met in executive session four times to discuss such topics as the independent directors determined appropriate, including evaluation of the performance of the chief executive officer. In 2006, Mr. Bailey was selected by the independent members of the Board to chair these sessions and to be the lead independent director.

Equity Compensation Committee (formerly known as the Stock Option Committee)

The Equity Compensation Committee consisted of Mr. Klein. The Equity Compensation Committee was responsible for the administration of Getty Images’ 2005 Incentive Plan for those employees who were not one of our executive officers. The Equity Compensation Committee took action two times during 2006. The Equity Compensation Committee was disbanded in April, 2007 as a result of the Special Committee’s2 recommendation to that effect.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Getty Images, Inc. has reviewed and discussed the following Compensation Discussion and Analysis section of this proxy statement with Getty Images’ management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in Getty Images’ Annual Report on Form 10-K for the year ended December 31, 2006 and in this proxy statement. The members of Getty Images’ Compensation Committee during 2006 and as of the date of this proxy statement are:

Andrew S. Garb (Chairman)

James N. Bailey

Christopher H. Sporborg

[2]	The Special Committee and its function are described more fully in the Compensation Discussion and Analysis section of this proxy in the subsection titled “Restatement of Financial Statements.”

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation programs are designed to attract and retain highly qualified employees and to motivate them to maximize shareholder returns by achieving annual and long-term financial goals. Our compensation programs also allow the performance of individual employees against non-financial targets (such as adherence to our Leadership Principles3) to play a role in determining total compensation. Our leadership principles define the kind of company we want to be by setting forth leadership behaviors that form the cornerstone of everything we do. Our compensation programs are intended to be competitive with prevailing market practices and to link each employee’s compensation directly to our financial performance. The following discussion addresses the following aspects of our compensation programs and policies:

•	Our executive compensation program objectives and what the program is designed to reward.

•	The role of the Compensation Committee, our executive officers and our compensation consultant in the development and administration of the executive compensation program.

•	The details of our executive compensation program, including:

•	The elements of the program, why we choose to pay each element, and how each element fits into our overall compensation objectives.

•	How we determine the amounts to pay.

I. Compensation Programs—Objectives and Design

The primary basis of our general compensation philosophy and practice is that total compensation should vary along with the success of Getty Images in achieving its financial objectives and of the individual employee in achieving his or her non-financial objectives, and that long-term incentive compensation should be closely aligned with the shareholders’ interests. This approach applies to all of our employees, with a more significant portion of compensation being variable (that is, at-risk and tied to Getty Images’ financial performance) as an employee’s level of responsibility increases.

Another important aspect of our compensation philosophy and practice is that our compensation programs should be straightforward in their design and application. We believe that this approach has the benefit of allowing employees to understand clearly how they will be compensated. This approach also makes it easier to predict and measure the compensation that employees have realized and will realize in the future, and to reduce the chance of the compensation programs having unintended consequences.

II. Role of the Compensation Committee, our Executive Officers and our Compensation Consultant

The Compensation Committee has oversight responsibility for our compensation plans, policies and programs both for our executive officers and for our other employees. Our management team, in particular our Human Resources Department, works with our Chief Executive Officer and our other executive officers to develop and design our compensation plans, policies and programs. The more significant plans, policies and programs, including all in which any executive officer participates, then are reviewed with the Compensation Committee at formal meetings and via informal discussions in order to provide the information necessary, or requested by the Committee to evaluate, modify as needed, and ultimately approve the plans, policies and programs. The Compensation Committee also has engaged Towers Perrin, a leading compensation consulting firm, to assist the Compensation Committee in the performance of its duties. On decisions regarding the compensation of specific executive officers, the Compensation Committee works closely with the Chief Executive Officer, with the Chief Executive Officer making recommendations regarding each of the other executive officer’s compensation for discussion with and, ultimately, approval by the Committee. On the Chief

[3]	Our Leadership Principles can be found in the Corporate Governance section of our website. Log on to www.gettyimages.com and first click “About Us,” then “Investors,” then “Corporate Governance.”

Executive Officer’s compensation, the Compensation Committee works with Towers Perrin to obtain the information and advice necessary for it to make the decisions.

Towers Perrin reports directly to the Compensation Committee, which has authority to engage and retain any outside advisors to provide advice regarding all aspects of executive compensation and benefits. We have not commissioned a custom survey from Towers Perrin in the past nor do we have current plans to request such a survey. Rather, we have relied upon the Towers Perrin Executive Compensation Survey, which provides Getty Images with market data for our executive positions, including the Chief Executive Officer. Towers Perrin provides us with comparative compensation information for equivalent positions from peer companies, using benchmark and market practice data for base salaries, incentives, and stock awards. Towers Perrin has also supplied relevant and timely information to the Compensation Committee and management on such matters as regulatory changes and updates, current industry practices relating to executive compensation and other such issues. This information is utilized by the Chief Executive Officer when making executive compensation recommendations to the Compensation Committee and by the Committee when evaluating these recommendations. In addition to the services provided to the Compensation Committee, Towers Perrin also has advised management on our sales commission programs and on our long-term incentive compensation program for all other employees. The Compensation Committee believes that Towers Perrin has provided valuable independent advice to the Compensation Committee that is untainted by its other engagements. Nevertheless, the Compensation Committee believes that best practices dictate that the Committee should have a consultant that does not do any other work for Getty Images. As a result, going forward management will retain another compensation consultant and Towers Perrin will provide advice only to the Compensation Committee. The Compensation Committee also believes that Towers Perrin’s advice was enhanced by its in-depth knowledge of our culture and compensation programs that it gained as a result of the work it did on these other projects. The Human Resources and Legal Departments also work with Towers Perrin as required in performing certain of the tasks assigned to Towers Perrin by the Compensation Committee. Such work includes, for example, providing information on our current practices, advising on proposals that may be considered regarding executive or other compensation, and providing detail on our compensation structure such as current and historical salaries, benefits, bonus and equity compensation so that, as required, Towers Perrin can provide us with relevant feedback and comparative data.

III. Elements of Compensation—Identification and Selection; Benchmarking and Determination of Amounts; Other Benefits

A.	Identification and Selection of Elements of Compensation

The total compensation for our employees, including our executive officers, consisted of the following components in 2006 (and will consist of these elements in 2007 as well):

Element	Description and Objective
Base salary	We provide base salaries that are competitive with those companies with whom we compete for talented employees. We set our target base salaries at the 50th percentile for comparable jobs at comparable companies nationwide, in order to provide our employees with competitive base salaries. We believe our target base salaries are an important part of an attractive overall compensation and benefits package.

Element	Description and Objective
Cash bonus Non-Sales Employees

We offer an annual pay-for-performance cash incentive plan dependent on our annual financial performance and the individual employee’s performance against specific performance objectives and our Leadership Principles. A greater percentage of an employee’s award is determined by performance against financial objectives as the employee’s level of responsibility increases.

The objective of this plan is to provide a means to align the interests of our non-sales employees to our critical annual financial objectives and to reward all non-sales employees for achieving these objectives. This plan covers all executive officers, except the Senior Vice President, Global Sales.

Sales Employees

For non-executive Sales employees, their cash commission plan payout is solely dependent upon individual and/or group sales targets. For the more senior employees in the Sales function (including our Senior Vice President, Global Sales), a part of variable cash compensation is determined by personal performance against specific performance objectives and our Leadership Principles.

Our sales commission plan is designed to provide significant incentives for Sales employees at all levels to achieve the monthly, quarterly and annual sales targets.

Long-Term / Equity Compensation

Our long-term compensation is in the form of equity awards, primarily in the form of restricted stock units, although the Compensation Committee likely will continue to make awards of stock options to the Chief Executive Officer.

A restricted stock unit award is a grant of a right to receive shares of our common stock that vests over time. As the restricted stock unit awards vest, employees receive shares that they own outright. In contrast, stock options are options to purchase shares of our common stock upon the payment of the award exercise price, with the recipient being able to exercise the options only as the award vests over time. The exercise price for a stock option award is no less than the fair market value of our common stock on the date of the award, which we define as the average of the high and low trading prices of our common stock on the date

Element	Description and Objective

of the award. This means that the award recipient receives value from the stock option award only if the price of our common stock appreciates.

The long-term compensation program is designed to allow annual awards of restricted stock units for a significant number of our employees, although our executive officers may not receive awards each year. The use of equity as the vehicle for our long-term compensation program builds on the annual cash incentive programs by rewarding key employees for their efforts in achieving our financial objectives. In addition, equity incentive awards may be able to tie our employees’ compensation (that of our more senior employees, in particular) more closely to shareholder returns than cash incentives.

The time-based vesting schedules (back-end loaded in the case of the Chief Executive Officer as described below in this Compensation Discussion and Analysis under the subheading Equity Compensation) are intended to support retention.

Benefits

We aim to provide our employees with a competitive, comprehensive and well-balanced compensation package.

While the specifics of the benefits programs vary by country, we typically provide health, disability and life insurance, as well as defined contribution retirement plans. We also provide limited additional benefits for the executive officers and other senior management, such as supplemental life and disability insurance.

B.	Benchmarking and Determination of Amounts of Each Element of Compensation

In setting each executive’s base salary and target annual cash incentive bonus, and in awarding any long-term incentive compensation, the Compensation Committee considers comparative compensation levels for equivalent positions at peer companies using benchmark and market practice data collected and prepared both by our Human Resources group and by Towers Perrin.

The executive compensation benchmarking surveys provide information on levels of total compensation, total cash compensation, base salary, target annual incentive compensation, and long-term incentive compensation (including equity-based compensation) for comparable executive positions at organizations similar to ours nationwide. Using these surveys and other data, Towers Perrin provides benchmark information on compensation levels and practices, such as the types and prevalence of various compensation plans and the elements thereof, the mix of pay among these elements, and market trends. The Compensation Committee believes it is critical to understand executive compensation practices and levels among all potential competitors for senior management talent. Accordingly, the compensation surveys used by the Compensation Committee represent both general industry and other media-related organizations.4 The most recent surveys provided by Towers Perrin were from 2005, and there were no updates or new surveys provided to us in 2006. Getty Images has not yet determined whether an update to the survey or other data provided by Towers Perrin will be required in 2007.

Given that the scope of executive responsibilities is largely influenced by the size of the organization and associated complexity, the Compensation Committee also believes that it is important to consider the compensation trends of similarly-sized organizations. We evaluated the compensation trends of companies in both the media and general industry, which were selected based on their revenues and market capitalization (two broadly accepted measures of organizational size and scope that are associated with senior management pay levels). Specifically, the compensation comparison groups represent companies with $500 million to $2 billion in annual revenues and a median market capitalization that approximates that of Getty Images.

This comparator grouping is not identical to those companies represented in the performance graph included in the Annual Report on Form 10-K for the year ended December 31, 2006. While management and the Compensation Committee believe that it is best to reference the well-known published indices used in the performance graph to measure the performance of our shareholder return, the Committee, with the concurrence of management and Towers Perrin, believes that our competitors for employees (including executive officers) are not limited to the specific companies in those indices.5

With the relevant market data, the Compensation Committee, with management’s assistance, annually reviews all elements of each executive officer’s total compensation, including each officer’s current and historical base salary, actual and target annual cash incentive bonus payouts, equity compensation (including accumulated, realized and unrealized stock option, restricted stock and restricted stock unit gains), relevant internal equities (which involves a comparison of total compensation of employees at all levels of the company), and the cost of the benefits and perquisites. This review also considers the potential accounting impact of Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), “Share-Based Payment” on compensation programs in general and our long-term incentive compensation program in particular.

While taken into account in making any additional equity awards, the size of past awards is less important in the overall mix of considerations than are the executive officer’s expected future contributions, level of responsibility and the data on market compensation practices. The Compensation Committee also is cognizant of the accounting cost and dilutive impact of equity awards, and works with management to establish approximate limits of overall equity compensation program costs during our annual budgeting process.

In addition to relevant market compensation data and each executive officer’s total compensation information described above, the Compensation Committee considers the following factors in reviewing and determining compensation levels for our senior management:

•	Overall performance of Getty Images, especially as compared to pre-established operating measures and other indicators of shareholder value creation.

•	Individual performance; in particular, each individual executive’s contribution to successful implementation of our short-term performance goals and long-term strategic direction, and adherence to

[4]

As the financial analysts who cover us have discovered over the years, there are a very limited number of companies, if any, that have operations that are closely comparable to ours. As a result, the Compensation Committee, management and Towers Perrin all believe that we must use comparator groups that include companies that are outside of our industry.

[5]	This view is supported by the diverse backgrounds of our executive officers, which are described elsewhere in this proxy statement.

our Leadership Principles. As noted above, our Leadership Principles define the kind of company we want to be by setting forth leadership behaviors that form the cornerstone of everything we do.[6]

•

Our overall executive compensation philosophy, including consideration of how pay compares across various organizational levels (i.e., internal pay equity) and the mix between fixed and variable compensation.

With the assistance of our Human Resources Department, our management (including, but not limited to our executive officers) undertakes a similar benchmarking process for determining the compensation of those employees who are not executive officers. While the Compensation Committee is not involved in the process, the studies used for our other employees include companies that are outside of our industry, as is the case with the benchmarking studies used for the executive officers.

1.	Mix of Elements—Fixed versus Variable Compensation; Cash versus Equity

Both the Compensation Committee and management believe that the above-written compensation elements are necessary elements of a complete and competitive compensation program. This program allows us to offer compensation packages to our employees that are comparable to those offered by employers with whom we compete for talented employees. We believe that our compensation program is effective at attracting, motivating and retaining employees, while at the same time being easy to understand and manage.

The Compensation Committee does not target a specific ratio between fixed and variable compensation for the executive officers. However, in performing the periodic reviews (including the benchmarking exercises) discussed above, the Compensation Committee does consider market practices regarding the mix of total compensation between fixed and variable elements, and believes that a significant percentage of the executive officer’s total compensation should be variable (that is, at-risk and tied to Getty Images’ financial performance). The actual ratio between fixed and variable compensation will depend upon our financial performance and stock price.

In evaluating and determining the mix between fixed and variable compensation, and between cash and equity, the Compensation Committee is mindful that, from October 2001 until September 2005, it did not make significant equity awards to executive officers due to the limited number of shares remaining available for grant under its then-existing equity compensation plan. Awards granted typically were limited to employment inducement awards or awards that were part of a compensation package offered to a newly-promoted executive. Following the shareholder approval of the 2005 Incentive Plan, the Compensation Committee was able to resume its commitment to making appropriate equity award grants and began its current practice of granting restricted stock units as the primary form of equity compensation, with the specific intent of increasing both the variable and equity components of the executive’s compensation packages. The equity compensation program was implemented after considerable work by the Compensation Committee and our executive officers, with assistance from Towers Perrin, to develop a broad-based long-term equity compensation plan. It is important to note that while Getty Images’ executives were involved in, and integral to, the development of this long-term equity compensation plan for all employees, they do not determine their own compensation.

2.	Mix of Chief Executive Officer Pay Elements

In 2005, the Compensation Committee conducted a review of Mr. Klein’s current and historical compensation, including annual pay, annual cash incentive bonuses, and equity compensation (including accumulated, realized and unrealized stock option and restricted stock gains). As a result of this review, the Compensation Committee determined that, due to a lack of equity-based awards over the previous four years (excepting an award of 15,000 restricted stock units in December 2002), Mr. Klein’s total compensation was not

[6]	You can learn more about our Leadership Principles at our website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” then “Corporate Governance.”

sufficiently weighted toward “at risk” elements. Particularly, the level of equity compensation over the period between 2000 and 2004 was significantly below the targeted 75th percentile of total chief executive officer compensation for comparable general industry and media companies. This was despite the fact that we had exceptional performance (both in terms of share price appreciation and operational performance) during that period and that our executive compensation program and philosophy emphasize pay for performance. The Compensation Committee also considered the fact that all of Mr. Klein’s then outstanding equity awards were fully vested and, therefore, Mr. Klein’s compensation package did not provide the desired retention incentives.

At the conclusion of this review, the Compensation Committee decided to make a grant of a fully vested option to acquire 350,000 shares of our common stock to Mr. Klein in September 2005 to account for the limited equity awards granted since 2001. The immediate vesting was designed to bring Mr. Klein’s equity compensation in line with chief executive officer compensation for comparable general industry and media companies and address the pending requirement to recognize an expense for stock option awards (which for us began on January 1, 2006). Similar awards with immediate vesting were made to certain of the other long-serving executive officers in September 2005.7 Executive officers were granted options to acquire shares of our common stock in the following amounts:

Mr. Beyle	45,000
Mr. Ellis	20,000
Mr. Evans-Lombe	50,000
Mr. Gurke	45,000
Ms. Huebner	50,000
Mr. Olofsson	20,000

The Compensation Committee also made an award of 80,000 restricted stock units to Mr. Klein in January 2006 in order to recognize our outstanding performance, especially over the period between 2002 and 2005, to provide him with a meaningful retention-based award that would encourage on-going engagement even if our share price were to decline, and to address the lack of regular stock option awards during a period of significant stock price appreciation (a result of our exceptional financial performance). Awards of restricted stock units also were made to all other executive officers and approximately 25% of our employee population in January 2006.8 The Compensation Committee also granted to Mr. Klein an option to purchase 250,000 shares of our common stock in May 2006 as the first in what is intended to be a program of regular annual stock option awards that will be meaningful for Mr. Klein and will ensure alignment between his total compensation and shareholder value creation. The specific size of the awards will be determined by reference to Mr. Klein’s performance, our financial performance and competitive market data. Both the January and May 2006 grants to Mr. Klein were weighted with back-end vesting of 40% of the shares in year four of the vesting cycle. In April 2006, the Compensation Committee also increased Mr. Klein’s at-target annual cash incentive bonus from 70% to 90% of his base salary in order to put even more of his potential cash compensation at-risk.9

3.	Cash Compensation

a.	Base Salary

Each year, the Compensation Committee reviews the base salary compensation of each executive officer in the manner described above. The Compensation Committee may make changes to base salaries based on an

[7]

No compensation expense was recognized for any of these immediately-vested stock option awards because an expense was required under SFAS 123R only for stock option awards that were unvested as of January 1, 2006.

[8]	For further discussion of these grants please see the discussion later in this Compensation Discussion and Analysis in this proxy under the subheading “January 2006 Awards of Restricted Stock Units.”
[9]	No change was made to Mr. Klein’s base salary which has remained at the same amount, $950,000, since February 2004.

assessment of individual and Getty Images performance, as well as competitive pay levels. The Compensation Committee also seeks input from the Chief Executive Officer regarding the base salaries of the other executive officers. Base pay for the executive officers (excepting the Chief Executive Officer, whose compensation is discussed below) and other employees is designed to be competitive (which we define as approximately the 50th percentile of the peer groups) compared with prevailing market rates at peer companies for equivalent positions, taking into account the executive’s individual performance and potential.

Each year, the Chief Executive Officer reviews each executive’s performance and makes salary recommendations to the Compensation Committee. Changes to base salary may result from these annual merit review increases or, less frequently, significant changes in market data. More significant changes in base salary result from a significant change in job responsibilities. For instance, in 2006, Mr. Teaster and Ms. Ranz were promoted into executive officer positions. As a result of this increase in their job responsibilities, the base salary for each of them was increased significantly during the year. Ms. Ranz’s base salary increased from $191,000 to $230,000 and Mr. Teaster’s base salary increased from $230,000 to $255,000. The new base salaries are at rates that the Compensation Committee believes are more competitive with the prevailing market practices of the peer groups for comparable positions of responsibility.

b.	Annual Cash Incentive Bonus

Our annual cash-based pay-for-performance incentive bonus program, discussed above, is named the Non-Sales Bonus Plan (“NSBP”). The purpose of the NSBP is to motivate and reward employees for the performance of Getty Images against its financial objectives, and for employees’ personal performance against specific personal objectives and our Leadership Principles. The formula for awards is based on these two factors (Getty Images financial performance and personal performance). All of our non-sales employees participate in the NSBP, with the target payout as a percentage of the employee’s base salary increasing as the employee’s level of responsibility increases.

The Chief Executive Officer and the Senior Vice Presidents are not included in the NSBP. Instead, they are covered by a substantially similar plan approved by the Compensation Committee and established under the shareholder approved 2005 Incentive Plan. The only two distinctions between the NSBP for all other employees and the plan for executives are that (i) the operating margin target is slightly different for executives (however, in administering the plan there is no preferential treatment afforded to executives, as more fully discussed further in this Subsection) and (ii) the fact that executives are not included in the NSBP. The sole purpose for administering the annual cash incentive bonus program for the executive officers under the 2005 Incentive Plan is to preserve the full deductibility of awards made to the executive officers pursuant to Section 162(m) of the Internal Revenue Code. Further discussion of the tax consequences of this approach is found below in the Subsection titled “Tax Considerations.” Because all other aspects of the two plans are identical, we will refer to the NSBP as if fully applicable to executive officers.

The payouts under the NSBP are closely linked to our annual financial results, which can allow employees to earn more total cash compensation in times of good financial performance. As with base salaries, the at-target payouts for our executive officers (excepting the Chief Executive Officer) are at approximately the 50th percentile of the peer groups’ payouts. For all other employees, the at-target payments are above the 50th percentile.

The more senior an employee is, the more weighted the formula is towards our financial performance. For instance, for the executive officers, 80% of the officer’s target payout is based on Getty Images performance. The remaining 20% of the target payout is determined by the officer’s individual performance against specific non-financial objectives, including our Leadership Principles.10 The heavy weighting of the executives’ target

[10]

In 2007, Mr. Livingstone’s bonus will be apportioned similarly. However, the 80% company portion will be based half on the target Getty Images performance and half on the target iStockphoto performance, or 40% based on Getty Images performance, 40% based on iStockphoto performance, and 20% based on Mr. Livingstone’s personal performance.

payout towards Getty Images performance is intended to motivate the executives by providing substantial bonus payments for the achievement of financial goals and for supporting the efforts of others within Getty Images. For other employees, the weighting ranges from 70% Getty Images performance and 30% personal performance (for Vice Presidents) to a 50 – 50 split between the personal and Getty Images performance components (which is the case for most employees).

The Getty Images performance component may exceed the targeted percentage (as noted above, 80% of the at-target award for our executive officers) if our financial performance exceeds the target established by the Compensation Committee for all non-sales employees at the start of the year. The personal component of a participant’s bonus also can be above the targeted percentage (as noted above, 20% of the at-target award for the executive officers) if the employee exceeds his or her personal performance objectives, but is limited to 150% of the at-target amount for the personal component (that is, the payout of the personal component of the at-target award for executive officers can be no more than 150% of the 20% at-target award, or 30% of the at-target award).

No later than March of each year, the Compensation Committee establishes the financial target for the year. In the case of fiscal year 2006, an operating margin target of 35% was used to define the at-target award threshold for all participants, with operating margin defined as income from operations as a percentage of revenue as stated in our audited financial statements (excluding stock-based compensation expense). A minimum operating margin of 31% was required for there to be any payment under the Getty Images performance component of the NSBP. Under the plan applicable to senior executives for 2006, the Compensation Committee approved an operating margin performance objective of 30%.11 Despite this difference in the operating margin targets, there was no and, in the future, will not be preferential treatment for executive officers because the executive officer bonuses are determined as though they are subject to the NSBP. As noted above, the sole purpose for administering the annual cash incentive bonus program for the executive officers under the 2005 Incentive Plan is to preserve the full deductibility of awards made to the executive officers pursuant to Section 162(m) of the Internal Revenue Code.

Our full-year operating margin in 2006 of slightly less than 30% (exclusive of equity compensation expenses) resulted in no payout on the Getty Images financial performance component for any employee or executive. As a result, the bonus payouts for all non-sales employees and executive officers were significantly lower for 2006 than they were for 2005 (because only the personal component of the NSBP was paid in 2006). In fact, Mr. Klein did not receive a bonus in 2006 because the Compensation Committee and Mr. Klein believed that, despite his good personal performance during the year, Getty Images’ operational performance was not satisfactory relative to the operating margin objective.

In the case of fiscal year 2007, a recognized revenue target (as opposed to operating margin target) is being used for all participants, with revenue being as stated in our audited financial statements. “Recognized revenue” for this purpose is as defined by the Accounting Principles Generally Accepted in the United States (“US GAAP”). This is the same standard that is used for our Sales Commission Plan described below.

c.	CEO Base Salary and Annual Cash Incentive Bonus

Mr. Klein’s base salary is determined in a manner similar to that described above for all other executive officers. In setting his base salary, the Compensation Committee considers, among other things, comparative compensation information from peer companies, with the assistance of Towers Perrin in collecting and analyzing the benchmark data and information regarding market practices. Also, as noted above, Mr. Klein’s 2006 target bonus was increased in March 2006 from 70% to 90% of his base salary in order to put even more of his potential cash compensation at-risk. Mr. Klein’s total target cash compensation is intended to be within the third quartile of total cash compensation compared with prevailing market rates at peer companies for an equivalent

[11]	The 30% operating margin target was used to ensure that all payouts (which would be made starting at an operating margin target of 31% under the NSBP) would be fully deductible.

position. This reflects Mr. Klein’s expected future contributions as well as his contributions to creating value for stockholders since co-founding Getty Images in 1995. As noted above, because we did not achieve our financial target in 2006, Mr. Klein did not receive any bonus in 2006 under this revised plan.

d.	Sales Commission Plan

In addition to the NSBP applicable to non-sales employees, we have implemented a sales commission plan applicable to all Sales employees. This sales commission plan was developed several years ago by our Sales and Human Resources teams, with the assistance of Towers Perrin. It has been adjusted on an annual basis since its rollout as our business and sales operations have changed.

Like the NSBP, the annual cash incentive plan payout formula for our SVP, Global Sales, Mr. Olofsson, has two variables:

(1) His personal performance against non-financial objectives, and

(2) Our performance against targeted revenue for the year.

As with the NSBP, Getty Images performance against revenue targets dictates 80% of the target sales commission plan payout for Mr. Olofsson. The remaining 20% is determined by his individual performance against non-financial objectives. The heavy weighting of Mr. Olofsson’s target sales commission payout towards Getty Images performance is intended to motivate him by providing substantial bonus payments for the achievement of sales goals. For other senior sales executives, the weighting is 70% against sales revenue targets and 30% against individual achievement of non-financial objectives. For most Sales employees, the sales commission plan payouts are determined solely by performance against personal and/or group sales targets.

For Mr. Olofsson, the sales commission payout for 2006 was significantly lower than the sales commission payout for 2005. This decrease was a result of our not achieving the global revenue target for the full-year and the global revenue target during several quarters of the year.

e.	Tax Considerations

As noted above, for our executive officers (including the Chief Executive Officer), incentive payments for 2006 performance were made under the terms of our 2005 Incentive Plan. The sole purpose of administering and paying the NSBP for the executive officers under the 2005 Incentive Plan (rather than under the NSBP) was to try to ensure that bonuses paid to the executive officers qualify as “performance-based” compensation, which would allow such payments to be fully tax deductible expenses under Section 162(m) of the Internal Revenue Code of 1986, as amended. It is important to note that, although the 2005 Incentive Plan was the basis for payment of bonuses to senior executives, the actual payments were consistent with the formula set out in the 2006 NSBP, and, therefore, executives did not receive any preferential bonus payments.

For 2006, with respect to the 2005 Incentive Plan only, the Compensation Committee approved an operating margin performance objective of 30% with operating margin defined as income from operations as a percentage of revenue as stated in our audited financial statements (excluding stock-based compensation) and a maximum annual cash incentive payout for each executive officer (as detailed in the 2006 Grants of Plan Based Awards Table set forth later in this proxy statement). As noted above, we did not meet this operating margin target. As also noted above, however, while the annual cash incentive bonus plan for executive officers is administered under the 2005 Incentive Plan, the Compensation Committee treats the executive officers as though they are subject to the NSBP. As a result, the Compensation Committee approved bonuses for the executive officers comparable to the personal performance component of the NSBP. This approach was consistent with the approach taken with regard to all non-sales employees. Nevertheless, no bonus was awarded to the Chief Executive Officer because the Compensation Committee and Mr. Klein believed that, despite his good personal performance during the year, Getty Images’ operational performance was not satisfactory relative to the operating margin objective.

4.	Equity Compensation

a.	Long-Term Compensation Plan

The Compensation Committee believes that a responsibly managed equity compensation program that balances the compensatory objectives of the awards, the accounting expense of the awards, and the net dilutive impact of the awards is in our best interests and should be a significant part of our compensation program, for both executives and a significant portion of our employees. Stock-based compensation increases the amount of compensation at risk, ties compensation to our long-term performance and to the creation of shareholder value, and serves to align more closely the employees’ financial incentives with those of our shareholders.

As discussed above, following shareholder approval of the 2005 Incentive Plan, the Compensation Committee was able to resume its commitment to equity award grants and began its current practice of granting restricted stock units as the primary form of equity compensation. The Compensation Committee’s current intent is to use restricted stock units for most of the equity awards that will be made in the foreseeable future. The Compensation Committee believes restricted stock unit awards can be an effective way to provide significant equity compensation to employees with a more predictable long-term reward than stock options. The Compensation Committee also believes the use of restricted stock units will have less of a dilutive impact than stock option grants. This is because fewer shares typically are awarded with restricted stock units than with stock option awards since there is a more certain delivery of value to the award recipient. In addition, the accounting cost involved in granting the number of stock options that would be awarded under our broad-based equity compensation plan on an annual basis made the use of stock options as the form of equity on a company-wide basis cost prohibitive.

The size of restricted stock unit awards will be based on the responsibilities of the individual employees, their level of compensation, their past equity awards and their expected future contributions. These awards are intended to constitute a significant portion of the recipient’s total compensation. While the value of the awards is determined for some purposes by the share price on the date of the award, the value that ultimately will be realized by the recipient as the award vests over time depends upon the future price of our stock. As a result, these awards directly tie a significant portion of the recipient’s total potential compensation to our financial performance and shareholder return. In 2006, more than 25% of our employees (including all of our executive officers) received restricted stock unit awards.

While restricted stock units will be used most often, the Compensation Committee believes that stock option awards still can play a role in our equity compensation program, particularly for executive officers. Options are most likely to be awarded to executive officers where the Compensation Committee is seeking to use the leverage provided by stock option awards to provide significant upside potential for executive officers (due to the typically larger number of shares subject to options awarded compared to the size of restricted stock unit awards), which would only be realized with significant share price appreciation. While the Compensation Committee believes that the upside potential provided by stock options can be a powerful tool to motive employees, SFAS 123R causes us to incur a significant accounting cost for each stock option that is awarded because of the historic volatility of our share price. As a result of the cost issues, in 2006, only Mr. Klein received an award of stock options (he received an option to purchase 250,000 shares of our common stock).

While our Chief Executive Officer makes recommendations to the Compensation Committee regarding awards of restricted stock units to executive officers (excluding awards to himself), the Compensation Committee reviews these recommendations, discusses them with the Chief Executive Officer and, in some instances, with Towers Perrin, and makes the final award decisions. With information and advice from Towers Perrin, the Compensation Committee makes the award decisions covering the Chief Executive Officer. For all other employees, the executive officers propose recommendations for the members of their functional groups within guidelines established by our Human Resources Department (after consultations with our executive officers and the Compensation Committee). These recommendations are then reviewed by the executive officers as a group and then reviewed and approved by the Compensation Committee. Due to the disbanding of the Equity Compensation Committee as previously noted, in the future all such awards will be approved by the Compensation Committee.

We have no practice or policy, stated or otherwise, that is intended to grant stock options or other equity awards advantageously based on non-public information that we believe will influence our stock price. Further, the Board of Directors has unanimously adopted an Equity Compensation Grant Policy on April 10, 2007, which provides, among other things, that: (1) all terms of each equity grant must be finalized and approved by the Board of Directors or the Compensation Committee on or prior to the grant date; (2) all stock options must have an exercise price equal to or greater than the average of the high and low prices on the grant date; (3) all recipients of equity grants must be notified, in writing, of such grants as soon as possible following approval; and (4) any equity compensation issues or actions will be reported by senior management on a timely basis to the Board of Directors or the Compensation Committee, no less frequently than quarterly.

b.	January 2006 Awards of Restricted Stock Units

In January 2006, approximately 25% of our employees, including all of the executive officers, received their first awards of restricted stock units under the 2005 Incentive Plan. The following awards of restricted stock units were made to executive officers:

	Restricted Stock Units (#)	Award Date Value ($)	Year-End Value ($)
Jonathan D. Klein	80,000	$7,016,000	$3,509,600
Nicholas E. Evans-Lombe	15,000	1,315,500	658,000
Bo T. Olofsson	13,000	1,140,100	570,310
Patrick F. Flynn	11,700	1,026,090	513,279
Jack Sansolo	11,700	1,026,090	513,279
Jeffrey L. Beyle	11,700	1,026,090	513,279
James C. Gurke	11,700	1,026,090	513,279
Richard R. Ellis	3,300	289,410	144,771

The award date values of the above awards were determined by multiplying the number of shares covered by the restricted stock unit award by the per share closing price of our common stock of $87.70 on the award date (January 3, 2006). The year-end values were determined by multiplying the number of shares covered by the restricted stock unit award by the per share closing price of our common stock of $43.87 on December 31, 2006. These awards vest over four years with annual cliff vesting, although Mr. Klein’s award has a back-end loaded vesting schedule (the award vests 20% on each of the first three anniversaries of the award date and 40% on the fourth anniversary of the award date).

Although the above restricted stock unit awards were made in early January 2006, they related to performance in 2005. In fact, the Compensation Committee tentatively had decided to make these awards in September 2005 and approved the awards at the December 8, 2005 Compensation Committee meeting to be granted on January 3, 2006, subject to the following conditions:

•	Award recipients who terminated prior to the January 3, 2006 grant date would not receive an award.

•	The price of the award was based on the price of our stock on January 3, 2006, the award date.

•	The award vesting period began on January 3, 2006.

•	No award recipient had any rights to the restricted stock units prior to January 3, 2006.

•	Communication of the terms of the awards was to (and did) occur soon after January 3, 2006.

Because the January 2006 restricted stock unit awards to our executive officers related to performance in 2005, they were made consistent with and pursuant to the terms of the 2005 Incentive Plan. These awards were structured so that they would qualify as “performance-based” compensation, which allowed the expense associated with these awards to be fully tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. To do this, the Compensation Committee had approved in February 2005 a performance objective of 25% operating margin (defined as income from operations divided by revenue) for the first half of 2005 and maximum possible equity awards for each executive officer that could be awarded upon the achievement of that performance target. The maximum allowable award under this resolution was 750,000 shares of common stock to Mr. Klein and 50,000 shares of common stock to all other Senior Vice Presidents. The Compensation Committee reserved its rights to make any necessary or appropriate downward adjustments. Pursuant to such discretion, the Compensation Committee, despite the fact that Getty Images met the operating margin target, awarded to each executive officer in January 2006 such number of restricted stock units that were less than the maximum permitted amount.

c.	Additional Equity Awards in 2006

In addition to the restricted stock unit awards made in January 2006, additional awards of restricted stock units were made on May 1, 2006, to approximately 25% of our employees.12 None of our executive officers received awards of restricted stock units in May 2006, although Mr. Klein received an award of an option to purchase 250,000 shares of our common stock at that time. A small group of employees also received supplemental awards of restricted stock units on August 1, 2006. As was the case in May, no executive officers received an award of restricted stock units in August.13

The timing of the May and August 2006 equity awards was set to coincide with a period when the trading window was most likely to be open for those employees whose trading activities were restricted as a result of their access to our sales and earnings results. We historically have announced our operational results for the first quarter in the third week of April (for instance, the results for Q1 2006 were announced on April 20, 2006) and have announced our Q2 results in the third week of July (for instance, the results for Q2 2006 were announced on July 25, 2006). Since the vesting of restricted stock units triggers income tax for recipients, the open trading window would allow employees to sell sufficient numbers of vested shares to cover the resulting tax liability. The timing also allows enough time for the market to absorb the earnings results. Our current intent is to make awards to newly-hired and newly-promoted employees on a quarterly basis in February, May, August and November, and annual awards in May.

In addition to the January awards of restricted stock units to each of the executive officers and the May stock option award to Mr. Klein, the Compensation Committee made restricted stock unit awards in 2006 to executive officers who were newly-promoted (awards to Mr. Teaster and Ms. Ranz in November) or newly-hired (an award to Mr. Oberdorf in July). Mr. Ellis also received an award of restricted stock units in July when he resumed working on a full-time basis.14

The Compensation Committee also made a special award of restricted stock units in March 2006 to Ms. Elizabeth J. Huebner, who at the time was our Chief Financial Officer. This award was made in order to reward her for past accomplishments on behalf of Getty Images, and for staying on in her position during our search for her successor. The award vested fully in May 2006 when her successor was determined.

[12]

Awards of restricted stock units made in both January and May 2006 were unusually close in time because the January 2006 awards in fact were awards that the Compensation Committee originally intended to make in 2005 but deferred pending our adoption of SFAS 123R on January 1, 2006. Consequently, the January 2006 broad-based award effectively was the annual award for 2005, while the May 2006 broad-based awards were the annual awards for 2006. In the future, the annual broad-based awards will be made in May or June of each year (including in 2007).

[13]	Mr. Teaster and Ms. Ranz received awards of restricted stock units in May and August 2006, but that was before either was promoted to become an executive officer of Getty Images.
[14]	None of these restricted stock units was vested when Mr. Ellis separated from Getty Images in December 2006.

d.	June 2007 Awards of Restricted Stock Units

In June 2007, awards of restricted stock units under the 2005 Incentive Plan were approved for approximately 15% of our employees, including some of the executive officers. The following awards of restricted stock units were made to executive officers:

	Restricted Stock Units (#)	Award Date Value ($)
Nicholas E. Evans-Lombe	30,000	$1,499,400
Thomas Oberdorf	20,000	$999,600
Bo T. Olofsson	20,000	$999,600
Jeffrey L. Beyle	20,000	$999,600
James C. Gurke	20,000	$999,600
Bruce T. Livingstone	10,000	$499,800

The award date values of the above awards were determined by multiplying the number of shares covered by the restricted stock unit award by the per share closing price of our common stock of $49.98 on the award date (June 14, 2007). These awards vest over approximately four years with annual cliff vesting of 25% of each award on May 1 of each of the next four years.

The Compensation Committee approved the awards at its June 6, 2007 meeting to be granted subject to the following conditions:

•	Award recipients who terminated prior to the grant date would not receive an award.

•	The price of the award was based on the price of our stock on the grant date.

•	The award vesting period began on the grant date.

•	No award recipient had any rights to the restricted stock units prior to the grant date.

•	Communication of the terms of the awards was to (and did) occur soon after the grant date.

•	The awards were not granted until the first trading day after we became current in our filings with the SEC.

The Compensation Committee attempted to structure these restricted stock unit awards so that they would qualify as “performance-based” compensation, which would ensure that the expense associated with these awards would be fully tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. To do this, in December 2005 the Compensation Committee approved an operating margin performance objective of 30% for 2006, with operating margin defined as income from operations as a percentage of revenue as stated in our audited financial statements (excluding stock-based compensation). The maximum allowable award was 750,000 shares of common stock to Mr. Klein and 50,000 shares of common stock to all other Senior Vice Presidents. In setting these maximum allowable awards, the Compensation Committee reserved the right to make any necessary or appropriate downward adjustments.

As noted above, the sole purpose of setting an operating margin target and associated maximum equity awards for the executive officers was to have the equity awards qualify as “performance-based” compensation, which would allow the associated expense to be fully tax deductible expenses under Section 162(m) of the Internal Revenue Code. Although we did not meet the 30% operating margin target in 2006, the Compensation Committee approved the above-listed discretionary restricted stock unit awards in June 2007. Given the size of the equity awards granted to the executive officers, the Compensation Committee believes that most, if not all, of the expense from these awards will be deductible, although the final determination will be dependent upon the share price at the time the awards vest and also each executive’s total compensation in each year in which the awards vest.

e.	CEO Equity Compensation

As discussed above, in 2005 the Compensation Committee conducted a thorough review of Mr. Klein’s current and historical compensation package. As a result of this review, the Compensation Committee made several equity awards to Mr. Klein in 2005 and 2006 described above. The purpose of these awards was to provide Mr. Klein with a compensation package that includes both a significant short-term at-risk elements (via the annual cash incentive bonus) and significant long-term at-risk elements (via the equity awards that the Compensation Committee made and will continue to make, the potential value of which will be realized only with significant share price appreciation and Mr. Klein’s continued service to Getty Images), as well as encourage retention through back-end weighted vesting.

f.	Restatement of Financial Statements

As previously disclosed by Getty Images, the SEC notified Getty Images in 2006 that it is conducting an informal inquiry into our equity compensation grant practices, with which we continue to fully cooperate. Additionally, our Board of Directors formed a Special Committee which undertook an independent investigation relating to Getty Images’ equity compensation grant practices and related accounting for equity compensation grants for the period between July 14, 1994 and November 1, 2006 (the “Relevant Period”). The Special Committee concluded its review in April 2007, finding that there was no evidence of intentional wrongdoing by current employees, officers, or directors of Getty Images. However, the Special Committee and Getty Images’ management determined that incorrect measurement dates for certain equity compensation awards made during the Relevant Period were used for financial accounting purposes and, as a result, Getty Images will restate its prior financial statements to correct the accounting for those awards. While such restatement may include modifications to grants made to current and prior executives or directors of Getty Images, it will not affect the compensation disclosed for Getty Images’ executives or directors as disclosed in this proxy statement. However, we have not yet fully analyzed any personal income tax effects of our accounting corrections, including the impact under Internal Revenue Code Section 409(A) which could ultimately impact executive compensation.

C.	Other Benefits

1.	Benefits We Do Not Provide

In assessing our compensation program, it is important to be aware of the forms of compensation that we do not offer. We provide:

•	no non-qualified deferred compensation plans

•	no defined benefit pension plans

•	no supplemental retirement plans

•	no access to a company plane

Because we believe that we have a competitive benefits program for our employees, we provide only limited additional benefits to our executive officers beyond those benefits provided to all of our employees. These are described below along with those benefits provided to all employees including executives. We believe that maintaining the level of these benefits is important in achieving the retention goals of our total compensation package.

2.	Retirement Plans

The specific retirement and pension plans available to our employees, including our executive officers, vary from country to country.

In the United States, where all but two of our executive officers reside, we have a tax-qualified 401(k) defined contribution retirement plan (“401(k) Plan”) that is available to all full-time employees. The 401(k) Plan is a defined contribution plan designed to allow employees to accumulate retirement funds through employee and

Getty Images contributions. All Getty Images contributions are made in cash, are immediately vested in full, and are invested in funds as directed by the participant, who is able to select from a variety of mutual funds. We do not offer participants the opportunity to invest in shares of Getty Images common stock through the 401(k) Plan. For 2006, Getty Images’ contributions to the 401(k) Plan for all eligible employees, including executive officers, equaled 4% of eligible compensation (subject to certain limitations set forth in Internal Revenue Service rules and regulations).

There also are defined contribution plans for certain of our non-U.S. subsidiaries, including in the United Kingdom, where one executive officer, Mr. Olofsson, (our Senior Vice President, Global Sales) resides, and in Canada, where one executive officer, Mr. Livingstone (our Senior Vice President and Chief Executive Officer iStockphoto) resides. While we do not make contributions to all such plans, where we do contribute we make our contributions in cash and do not offer participants the opportunity to invest in shares of our common stock through such plans.

3.	Supplemental Insurance Coverage

We provide supplemental disability and life insurance coverage to executive officers above the coverage offered to all other employees under our group plans. Because of the income limits included in our group disability insurance policy, the supplemental disability insurance coverage provides the executive officers with comparable coverage for the full amount of their eligible income in the same manner as all other employees’ eligible income is covered.

The amount of supplemental term life insurance coverage provided to executive officers does not exceed $3.5 million for any executive officer. The Compensation Committee believes that this supplemental coverage is both reasonable and competitive with market practices, and was provided at a total annual cost of approximately $60,000 for all of the executive officers.15

4.	Other Benefits

We also provide to certain of our employees (including all of our Seattle-based executive officers) free parking at certain of our offices (at a cost of approximately $80 per month per employee in Seattle), health club dues (at a cost of $50 per employee in the U.S.), free cell phone service (at a cost of up to hundreds of dollars a month per employee) and, to senior employees located in London (including the one London-based executive officer and 35 others in 2006), an average car allowance of £522 per month, ranging from £417 to £650 per month (a range of approximately $835 to $1,300 per month at current exchange rates).

5.	Benefits Provided to our Chief Executive Officer

We also provide certain other benefits to Mr. Klein, our Chief Executive Officer. These benefits include a company-provided automobile, home security systems, home internet access, cell phones, and an athletic club membership. As noted above, the Compensation Committee considers the total cost of providing these benefits to Mr. Klein periodically and, to-date, has determined that the mix of benefits provided are competitive to market practices and that the cost of providing all such benefits (including supplemental insurance coverage) is reasonable (approximately $93,000 per year).

[15]

This figure is a total for 2006, and includes prorated amounts for the three terminated executive officers (Mr. Flynn, Mr. Ellis, and Ms. Huebner) and the one newly hired executive in 2006 (Mr. Oberdorf). It does not include prorated amounts for the newly promoted executive officers in 2006 (Ms. Ranz and Mr. Teaster) as their coverage began January 1, 2007.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Set forth below is certain information with respect to the current executive officers of Getty Images other than Mr. Klein, whose information is under “Directors Continuing in Office.”

Name	Age	Business Experience
Jeffrey L. Beyle	46	Mr. Beyle is our Senior Vice President, Business Development, effective June 2007. Prior to this role, Mr. Beyle served as our Senior Vice President and General Counsel since November 2000. Mr. Beyle also served as head of Human Resources from 2002 to 2004. Prior to joining Getty Images in November 2000, Mr. Beyle was General Counsel of Coca-Cola’s Asia-Pacific Group in Hong Kong from April 2000 to October 2000. Prior to that, Mr. Beyle was Vice President of Legal and Business Development for the China Division of The Coca-Cola Company from May 1997 to April 2000, and held other positions with The Coca-Cola Company since joining that company in 1992.

Nicholas E. Evans-Lombe	40	Mr. Evans-Lombe is our Executive Vice President, Imagery, Products and Services, effective in June 2007. Mr. Evans-Lombe previously served as Senior Vice President, Imagery and Services from August 2004 to May 2007, Senior Vice President, Editorial Customers from September 2003 to July 2004, Senior Vice President, Editorial from January 2002 to September 2003, Senior Vice President, Strategy and Corporate Development from February 1998 to January 2002, and Director of Strategy and Corporate Development of Getty Communications Limited, our predecessor, from February 1996 to February 1998. Prior to joining Getty Images, Mr. Evans-Lombe held various positions in the corporate finance division at Hambros Bank Limited from 1989 to December 1995.

James C. Gurke	51	Mr. Gurke has been Senior Vice President, Human Resources and Facilities since August 2004. From December 2003 to June 2007 he also served as Chief of Staff. Mr. Gurke previously served as Senior Vice President, Business Development from December 2003 to July 2004, Senior Vice President, New Revenues from May 2003 to December 2003, Vice President of New Revenues from August 2002 to May 2003, and Vice President, Sales and Marketing—Americas from January 1999 to August 2002. Prior to joining Getty Images, Mr. Gurke was employed by Encyclopaedia Britannica from 1994 to 1999, finally serving in the capacity of Vice President, Educational Sales and Marketing.

Bruce T. Livingstone	36	Mr. Livingstone became a Senior Vice President of Getty Images in addition to his existing role as Chief Executive Officer iStockphoto, in May 2007. He initially joined Getty Images in February 2006 as Chief Executive Officer of iStockphoto when Getty Images acquired iStockphoto Inc., a company Mr. Livingstone founded in 2000. iStockphoto pioneered the micropayment industry in stock imagery in 2000 and remains the worldwide leader in that industry segment. Mr. Livingstone has started several other companies, including Evolvs Media Inc. and Paper Thin Walls Inc., the assets of each of which were also recently acquired by Getty Images. Prior to creating iStockphoto and his various other companies, Mr. Livingstone held various positions in the graphic design, marketing and technology sectors.

Name	Age	Business Experience
John L. McKay	51	Mr. McKay joined Getty Images in June 2007 as Senior Vice President and General Counsel. Prior to joining Getty Images, Mr. McKay served as a United States Attorney for the Western District of Washington from 2001 to January 2007. During the interim between his service at the Department of Justice and Getty Images, he was a Visiting Professor of Law at Seattle University School of Law. Prior to his work at the Department of Justice, Mr. McKay served in numerous leadership and legal roles including President of the Legal Services Corporation and service as a White House Fellow.

Thomas Oberdorf	50	Mr. Oberdorf joined Getty Images in June 2006 as Senior Vice President and Chief Financial Officer. Prior to joining Getty Images, Mr. Oberdorf was the Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., from 2002 to June 2006, and Senior Vice President and Chief Financial Officer—BeMusic Direct of Bertelsmann Music Group (BMG Music), from 1999 to 2002. Prior to his work at BMG Music, Mr. Oberdorf served in a number of leadership roles at Reader’s Digest Association, Inc. from 1981 to 1999, last serving as the Vice President Global Books and Home Entertainment—Finance.

Bo T. Olofsson	45	Mr. Olofsson has been Senior Vice President Global Sales since October 2005, and was Senior Vice President, EMEA, Asia Pacific and Emerging Markets from May 2003 until October 2005. Prior to joining Getty Images, Mr. Olofsson worked for Dell Computer in Europe from 1997 to May 2003, serving in a number of executive sales positions. Prior to working for Dell Computer, Mr. Olofsson worked for Apple Computer in Europe from 1990 to 1997.

Linda J. Ranz	38	Ms. Ranz is our Senior Vice President, Technology effective in June 2007. Ms. Ranz previously served as our Senior Vice President, Customer Experience from November 2006 to May 2007, Vice President, Marketing from August 2004 to October 2006, Vice President, Marketing—Editorial Customers from June 2004 to July 2004, Vice President, Marketing from November 2002 to June 2004, Director, Product Marketing from June 2002 to October 2002, Vice President of Business Development from July 2001 to May 2002, and Director, Site Management & Business Development from June 1999 to June 2001. Prior to joining Getty Images, Ms. Ranz held various positions in the wireless industry.

Jack Sansolo	63	Dr. Sansolo was our Senior Vice President, Marketing from November 2004 until his retirement effective June 2007. Prior to joining Getty Images, Dr. Sansolo was a marketing consultant from January 2001 to November 2004 and, from September 1996 to January 2001, Executive Vice President, Global Brand Direction at Eddie Bauer, a retail clothing seller. Previously, he had held marketing positions at a number of companies, including Hill Holiday Advertising, Kennan Research and Consulting, Inc., and AT&T. Dr. Sansolo serves on the Board of Directors of aQuantive, Inc. and served on the Board of Directors of Celebrate Express, Inc. during 2005.

Name	Age	Business Experience
Michael D. Teaster	40	Mr. Teaster is our Senior Vice President, Imagery, Products and Services effective in June 2007. Mr. Teaster previously served as Senior Vice President, Business Development, from November 2006 to May 2007, managing acquisition activity, overseeing the development and management of strategic partnerships, and pursuing new business opportunities including the creation of new products and services. Mr. Teaster has more than ten years of industry-related business development experience. In 1994, Mr. Teaster managed the international network of licensees for The Image Bank and became vice president of Licensee Relations in 1998 (prior to the acquisition of The Image Bank by Getty Images in November 1999). From 2001 to 2004, he served as Vice President of Agent Development, overseeing the strategy and implementation of Getty Images’ Master Delegate network worldwide. In 2004, he was appointed Vice President of Image Partners before his role expanded to include business development in July 2005.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of shares of our common stock as of April 30, 2007, (i) for each person who is known by us to own beneficially more than 5% of the shares of outstanding common stock, (ii) for each Director of Getty Images, (iii) for each of our executive officers named in the Summary Compensation Table of this proxy statement, and (iv) by all Directors and executive officers of Getty Images as a group. Calculations are based on a total number of outstanding shares of 59,222,196, as of April 30, 2007.

Amount and Nature of Beneficial Ownership

Names	Number of Shares of Getty Images Common Stock(1)	Percent of Class	Director’s Qualifying Shares
Getty Investments, L.L.C.(2)	8,273,301	13.97	—
Capital Group International Inc.(3)	8,235,665	13.91	—
Capital Research & Management Company(4)	5,050,000	8.53	—
FMR Corp(5)	4,896,050	8.27
Blum Capital Partners LP(6)	3,410,133	5.76	—
Jonathan D. Klein(7)	1,168,402	1.94	—
Mark H. Getty(8)	1,115,642	1.87	—
Nicholas E. Evans-Lombe(9)	235,717	*	—
Bo T. Olofsson(10)	71,917	*	—
James N. Bailey(11)	47,183	*	—
Michael A. Stein(12)	33,750	*	—
Andrew S. Garb(13)	33,583	*	—
Christopher H. Sporborg(14)	18,300	*	—
Jack Sansolo(15)	4,766	*	—
Alan G. Spoon(16)	1,250	*	—
Elizabeth J. Huebner(17)	1,000	*	—
Patrick F. Flynn(18)	0	*	—
Richard R. Ellis(19)	0	*	—
Thomas Oberdorf	—	*	—
All Executive Officers and Directors as a group (18 persons)(20)	2,868,460	4.68	—

*	Less than 1%
(1)	Beneficial ownership represents sole or shared voting and investment power and is defined by the SEC to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of April 30, 2007 are deemed outstanding for the purpose of calculating the number and percentage owned by any person listed. Getty Images had 59,222,196 shares of outstanding common stock as of April 30, 2007. To our knowledge, the only shareholders who beneficially owned more than 5% of the shares of outstanding common stock as of April 30, 2007, were those listed as such in the table above.
(2)	This information is derived from the Schedule 13D filed with the SEC by Getty Investments L.L.C. on October 5, 2006 for shares held as of October 4, 2006. Getty Investments L.L.C. has sole dispositive and voting power over 8,273,301 shares. The address of Getty Investments L.L.C. is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.
(3)	This information is derived from the Schedules 13F filed with the SEC by Capital Guardian Trust, Capital International SA and Capital International Ltd, collectively Capital Group International, Inc. (“CGII”) on May 15, 2007 for shares held as of March 31, 2007. On February 12, 2007, CGII filed a Schedule 13G/A with the SEC for shares owned as of December 29, 2006 of 8,853,200. In this filing, CGII disclaimed beneficial ownership of these shares under SEC Rule 13d-4. CGII filed the Schedule 13G/A and reported that, as of December 29, 2006, CGII and the affiliated entities had sole voting power over 6,936,500 shares and dispositive power over 8,853,200 shares. The address of CGII is 11100 Santa Monica Blvd., Los Angeles, CA 90025.
(4)	This information is derived from the Schedule 13F filed with the SEC by Capital Research & Management Company (“Capital Research”) on May 15, 2007 for shares held as of March 31, 2007. On February 12, 2007, Capital Research filed a Schedule 13G/A with the SEC for shares owned as of December 29, 2006 of 4,900,000. In this filing, Capital Research disclaimed beneficial ownership of these shares under SEC Rule 13d-4. Capital Research filed the Schedule 13G/A and reported that, as of December 29, 2006, Capital Research had sole voting power over 1,850,000 shares and dispositive power over 4,900,000 shares. The address of Capital Research is 333 South Hope St., Los Angeles, CA 90071.
(5)	This information is derived from the Schedule 13F filed with the SEC by FMR Corp (“FMR”) on May 15, 2007 for shares owned as of March 31, 2007. The address of FMR is 82 Devonshire Street, Boston, MA 02109.
(6)	This information is derived from the Schedule 13F filed with the SEC by Blum Capital Partners, L.P. (“Blum”) on May 15, 2007 for shares held as of March 31, 2007. On January 29, 2007, Blum filed a Schedule 13D/A with the SEC for shares owned as of January 18, 2007 of 3,451,933. Blum filed the Schedule 13D/A and reported that, as of January 18, 2007, Blum and affiliated entities had shared voting and dispositive power of 3,451,933 shares and total beneficial ownership of 3,451,933 shares. The address of Blum is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.
(7)	Includes 1,043,000 shares of common stock that may be acquired by Mr. Klein on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before June 29, 2007. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Klein as follows: 107,602 shares held by the Klein Family Trust; 900 shares held by Mr. Klein’s children, for which Mr. Klein disclaims beneficial ownership; and 16,900 shares held directly by Mr. Klein. The number does not include 8,273,301 shares owned by Getty Investments L.L.C. Mr. Klein is one of five directors of Getty Investments L.L.C. and, therefore, may be deemed to share voting and investment power over the shares held by Getty Investments L.L.C.
(8)

Includes 446,350 shares of common stock that may be acquired by Mr. Getty through the Options Settlement, a revocable grantor trust of which Mr. Getty is the sole primary beneficiary, on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before June 29, 2007. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Getty as follows: 622,602 shares held by the October 1993 Trust; 24,377 shares held by the Cheyne Walk Trust, to which

Mr. Getty shares voting and investment power; and 7,313 shares held by the Ronald Family Trust B, to which Mr. Getty shares voting and investment power. The Cheyne Walk Trust and Ronald Family Trust B are members of Getty Investments L.L.C. The number includes 15,000 shares held directly by Mr. Getty. The number does not include 8,273,301 shares owned by Getty Investments L.L.C. Mr. Getty is one of five directors of Getty Investments L.L.C. and, therefore, may be deemed to share voting and investment power over the shares held by Getty Investments L.L.C.

(9)	Includes 230,000 shares of common stock that may be acquired by Mr. Evans-Lombe on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before June 29, 2007, 3,225 shares held directly by Mr. Evans-Lombe and 2,492 shares held by family members.
(10)	Includes 70,000 shares of common stock that may be acquired by Mr. Olofsson on the exercise of outstanding stock options that presently are exercisable or that will become exercisable on or before June 29, 2007 and 1,917 shares held directly by Mr. Olofsson.
(11)	Includes 27,083 shares of common stock that may be acquired by Mr. Bailey on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before June 29, 2007, 20,000 shares held directly by Mr. Bailey and 100 shares owned by family members.
(12)	Includes 33,750 shares of common stock that may be acquired by Mr. Stein on the exercise of outstanding options that presently are exercisable or which will become exercisable on or before June 29, 2007.
(13)	Includes 27,083 shares of common stock that may be acquired by Mr. Garb on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before June 29, 2007, and 6,500 shares held directly by Mr. Garb.
(14)	Includes 17,500 shares of common stock that may be acquired by Mr. Sporborg on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before June 29, 2007 and 800 shares held directly by Mr. Sporborg.
(15)	Includes 4,766 shares held directly by Dr. Sansolo. Dr. Sansolo retired effective June 2, 2007.
(16)	Includes 1,250 shares held directly by Mr. Spoon.
(17)	Includes 1,000 shares held directly by Ms. Huebner as of April 30, 2007. Ms. Huebner retired effective as of June 15, 2006.
(18)	Mr. Flynn held no shares as of April 30, 2007. Mr. Flynn resigned from Getty Images effective November 9, 2006.
(19)	Mr. Ellis held no shares as of April 30, 2007. Mr. Ellis left Getty Images effective December 1, 2006.
(20)	Includes 2,059,165 shares of common stock that may be acquired upon the exercise of outstanding options that presently are exercisable or which will become exercisable on or before June 29, 2007, restricted stock units that vest on or before June 29, 2007, and 809,295 shares otherwise owned beneficially. Does not include shares directly owned by Getty Investments L.L.C. Messrs. Getty and Klein are two of five directors of Getty Investments L.L.C. and, therefore, may be deemed to share voting and investment power over shares held by Getty Investments L.L.C.

2006 SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images in all capacities during the fiscal year ended December 31, 2006 by our principal executive officer (PEO), our principal financial officer (PFO), our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006, and up to two additional individuals who would have been amongst the three most highly compensated executive officers had they been serving as executive officers as of December 31, 2006 (collectively, the “Named Executive Officers”):

Name and Principal Position(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Jonathan D. Klein Chief Executive Officer (PEO)	$950,000	$—	$1,752,487	$1,155,255	$—	$—	$94,416	$3,952,158

Thomas Oberdorf Chief Financial Officer (Current PFO)	222,820	90,000	157,826	—	—	—	118,661	589,307

Elizabeth J. Huebner Former Chief Financial Officer (Former PFO)	187,500	—	653,440	—	—	—	33,917	874,857

Bo T. Olofsson SVP Global Sales(8)	350,246	29,494	493,156	—	44,943	—	65,104	982,943

Jack Sansolo Former SVP Marketing	315,000	27,000	527,993	—	—	—	37,723	907,716

Nicholas E. Evans-Lombe EVP Imagery, Products and Services	350,750	30,000	330,567	—	—	—	19,705	731,022

Patrick F. Flynn Former SVP Technology	278,884	—	606,683	—	—	—	538,530	1,424,097

Richard R. Ellis Former SVP Business Development	198,055	—	348,034	—	—	—	430,060	976,149

(1)	Ms. Huebner retired effective June 15, 2006, Mr. Ellis left Getty Images effective December 1, 2006 and Mr. Flynn left Getty Images effective December 4, 2006.
(2)	The amounts shown in this column represent the dollar value of base cash salary earned by the named executive officer during the fiscal year covered.
(3)	The amounts shown in this column represent the dollar value of discretionary (non-incentive plan based) bonuses earned by the named executive officer based on his or her personal performance during the fiscal year covered. The amount paid to Mr. Oberdorf represents a contractually guaranteed bonus for the year as provided per his employment agreement, which was attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
(4)

The amounts shown in this column represent the amount expensed in our financial statements for the fiscal year covered, without regard to estimated forfeitures that are required by US GAAP for our financial statements, for unvested restricted stock units held by the named executive officer during the fiscal year covered. The amount of the expense is calculated as the number of units granted multiplied by the average of the high and low trading prices of our common stock on the date of grant. This expense is recognized in our financial statements on a straight-line basis over the vesting period of the unit.
(5)	The amounts shown in this column represent the amount expensed in our financial statements, without regard to estimated forfeitures that are required by US GAAP for our financial statements, for unvested stock options held by the named executive officer during the fiscal year covered. The amount of the expense is calculated as the number of options granted multiplied by the fair value of the option as calculated on the date of grant using a Black-Scholes valuation model. This expense is recognized in our financial statements on a straight-line basis over the vesting period of the stock option. The amount shown in the table for Mr. Klein relates to 250,000 stock options granted May 1, 2006 with a fair value of $27.67 per share. The fair value of these options was calculated using an expected term of seven years, an expected volatility of 32%, a risk free rate of return of 4.94% and an expected dividend rate of 0%. For further discussion of these assumptions, see footnote 9 to our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on June 13, 2007.
(6)	The amount shown in this column represents the dollar value of sales commissions earned by Mr. Olofsson during 2006 and paid in 2007.
(7)	See detail of the amounts shown in this column in the 2006 All Other Compensation Table below.
(8)	Amounts shown for Mr. Olofsson were earned or paid in British pounds and have been converted into U.S. dollars based on an annual average basis. The annual average exchange rates in U.S. dollars per British pound based on the average of the noon buying rate in the City of New York for cable transfers in British pounds as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the year ended December 31, 2006 was 1.84.

2006 ALL OTHER COMPENSATION TABLE

Name	Car Lease or Allowance Paid ($)	Life Insurance Premiums Paid ($)	Disability Insurance Premiums Paid ($)	Health Insurance Premiums Paid ($)	Severance Paid or Accrued ($)(1)	Cash Contributions to Retirement Accounts ($)(2)	Moving Expenses ($)(3)	Other ($)(4)	Total ($)
Jonathan D. Klein	$29,836	$20,184	$28,315	$2,352	$—	$8,800	$—	$4,929	$94,416
Thomas Oberdorf	—	2,022	7,657	1,176	—	—	106,626	1,180	118,661
Elizabeth J. Huebner	—	5,712	10,142	1,078	—	8,800	—	8,185	33,917
Bo T. Olofsson (5)	13,826	4,227	1,000	6,024	—	39,960	—	67	65,104
Jack Sansolo	—	17,299	9,227	1,398	—	8,800	—	999	37,723
Nicholas E. Evans-Lombe	—	3,129	3,464	2,352	—	8,800	—	1,960	19,705
Patrick F. Flynn	—	9,219	10,525	2,156	506,000	8,800	—	1,830	538,530
Richard R. Ellis	—	7,087	3,989	2,352	406,833	8,800	—	999	430,060

(1)	The amounts shown in this column represent the dollar value of severance accrued by Getty Images and not paid as of December 31, 2006 or paid by us during the fiscal year covered. The amounts shown for Messrs. Flynn and Ellis represent severance amounts contractually provided per their employment agreements. Both of these named executive officers terminated their employment with Getty Images during the fourth quarter of 2006.
(2)	The amounts shown in this column represent the dollar value of cash contributions made by Getty Images to the named executive officer’s account in the Getty Images, Inc. 401(k) Plan (“401(k) Plan”), with the exception of Mr. Olofsson, in which case the amount represents the dollar value of cash contributions made by Getty Images to his defined contribution pension plan.
(3)	The amount shown in this column represents amounts paid to Mr. Oberdorf or to a third party moving company on behalf of Mr. Oberdorf for his relocation to Seattle, as provided per his employment agreement, which was attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
(4)	The amounts shown in this column represent the aggregate dollar value of other perquisites provided to the named executive officers that are less than the greater of $25,000 or 10% of the total amount of perquisites for the respective named executive officer during the year, with the exception of a gift valued at $7,070 purchased by us and presented to Ms. Huebner upon her retirement. The perquisites represent a combination of benefits credits, parking benefits and gym membership dues, depending on the executive. For Mr. Klein, the amount also includes the costs of a cell phone for his wife, additional membership dues and home security.

(5)	Amounts shown for Mr. Olofsson were earned or paid in British pounds and have been converted into U.S. dollars based on an annual average basis. The annual average exchange rates in U.S. dollars per British pound based on the average of the noon buying rate in the City of New York for cable transfers in British pounds as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the year ended December 31, 2006 was 1.84.

2006 GRANTS OF PLAN-BASED AWARDS

Name	Approval Date(1)	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ /Sh)(5)	Closing Price on Grant Date ($ /Sh)(5)	Grant Date Fair Market Value of Awards Granted (6)
			Thresh- old ($)(2)		Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Jonathan D. Klein	12/8/05	01/3/06	$—		$—	$—	—	—	—	80,000	—	—	$87.70	$7,063,200
	04/23/06	05/1/06	—		—	—	—	—	—	—	250,000	62.25	60.61	6,917,325
	12/8/05	n/a	342,000		855,000	2,500,000	—	—	—	—	—	—	—	—

Thomas Oberdorf	6/23/06	07/3/06	—		—	—	—	—	—	20,000	—	—	63.52	1,272,200
	6/12/06	n/a	90,000	(7)	93,333	500,000	—	—	—	—	—	—	—	—

Elizabeth J. Huebner(8)	03/1/06	03/1/06	—		—	—	—	—	—	8,000	—	—	82.43	653,440
	12/8/05	n/a	80,000		200,000	500,000	—	—	—	—	—	—	—	—

Bo T. Olofsson(9)	12/8/05	01/3/06	—		—	—	—	—	—	13,000	—	—	87.70	1,147,770
	12/8/05	n/a	69,920		139,840	500,000	—	—	—	—	—	—	—	—

Jack Sansolo	12/8/05	01/3/06	—		—	—	—	—	—	11,700	—	—	87.70	1,032,993
	12/8/05	n/a	51,200		128,000	500,000	—	—	—	—	—	—	—	—

Nicholas E. Evans-Lombe	12/8/05	01/3/06	—		—	—	—	—	—	15,000	—	—	87.70	1,324,350
	12/8/05	n/a	56,800		142,000	500,000	—	—	—	—	—	—	—	—

Patrick F. Flynn(8)	12/8/05	01/3/06	—		—	—	—	—	—	11,700	—	—	87.70	1,032,993
	12/8/05	n/a	52,800		132,000	500,000	—	—	—	—	—	—	—	—

Richard R. Ellis(8)	12/8/05	01/3/06	—		—	—	—	—	—	3,300	—	—	87.70	291,357
	6/23/06	07/3/06	—		—	—	—	—	—	8,500	—	—	63.52	540,685
	12/8/05	n/a	36,000		90,000	500,000	—	—	—	—	—	—	—	—

(1)	The grant date and approval date occasionally differ, as grants are typically approved for grant to occur on a specific future date. See, for example, Compensation Discussion and Analysis Section for discussion on the January 2006 grants and approval dates and the conditions that attached thereto.
(2)	These amounts represent the threshold, target and maximum bonuses that the Named Executive Officers could have earned during 2006 under the terms of the 2005 Incentive Plan. For 2006, the Compensation Committee approved an operating margin performance objective for Getty Images and a maximum annual cash incentive payout for each executive officer. The Compensation Committee exercised negative discretion in setting the amount of the actual bonus payable to each executive officer at an amount less than the maximum amount permitted under the 2005 Incentive Plan because the target was not met in 2006. Under the 2006 Non-Sales Bonus Plan, the bonus award was weighted 80% attributable to Getty Images performance, and 20% attributable to personal performance for Getty Images Senior Vice Presidents. The sole purpose of administering and paying the incentive payment for the executive officers under the 2005 Incentive Plan (rather than the 2006 Non-Sales Bonus Plan) was to ensure that bonuses paid to the executive officers qualify as “performance-based” compensation and allow such payments to be fully tax deductible expenses for Getty Images under Section 162(m) of the Internal Revenue Code of 1986, as amended. As noted, however, the Getty Images performance portion was not met in 2006.
The minimum bonus that a Named Executive Officer could have earned is zero. This would have occurred if Getty Images’ financial performance target was not met and the employee did not perform well personally during the year. The threshold amount included in the table above represents the bonus the Named Executive Officer would have received if Getty Images met its threshold financial performance measure under the 2006 Non-Sales Bonus plan, and the employee performed as expected during the year, following the negative discretion exercised by the Compensation Committee. The target amount included in the table above represents the bonus the Named Executive Officer would have received if we met our financial performance measure exactly (according to the 2006 Non-Sales Bonus Plan) and the employee performed as expected during the year, following the discretion exercised by the Compensation Committee. We have included in the maximum column above the maximum amount that the Named Executive Officer could have received under the 2005 Incentive Plan prior to the Compensation Committee exercising negative discretion.
The exception to this is for Mr. Olofsson. When the Compensation Committee uses its discretion to calculate final payout under the 2005 Incentive Plan, his payout is determined based on the 2006 SVP—Global Sales Bonus Plan, rather than the 2006 Non-Sales Bonus Plan. Under the SVP—Global Sales Bonus Plan, his bonus award is weighted 80% to Getty Images financial performance (40% determined by Getty Images’ performance against an operating margin target, 40% determined by Getty Images’ performance against a global annual revenue target), and 20% attributable to personal performance. The different thresholds for both measures of Getty Images performance are reflected in the table above.

(3)	These shares represent restricted stock units, which vest 25% on each anniversary of the grant date over four years except the grants to Ms. Huebner and Mr. Klein. Ms. Huebner’s restricted stock units were granted on March 1, 2006 and vested in full on May 16, 2006. Mr. Klein’s restricted stock units vest 20% on each of the first three anniversaries of the grant date and 40% on the fourth anniversary of the grant date.
(4)	These stock options vest over four years, with 20% vesting on each of the first three anniversaries of the grant date and 40% vesting on the fourth anniversary of the grant date. See additional discussion of these options in footnote four to the Summary Compensation table above.
(5)	The exercise price of the stock option and the closing market price of our common stock on the date of grant differ due to our convention of pricing all stock option grants at the average of the high and low trading prices of our common stock on the date of grant.
(6)	These amounts were calculated as the number of RSUs granted multiplied by the average of the high and low trading prices of our common stock on the grant date, with the exception of Mr. Klein’s stock option grant, which was valued as described in Note 5 to the 2006 Summary Compensation Table above.
(7)	Per Mr. Oberdorf’s employment agreement dated June 12, 2006; for 2006, Mr. Oberdorf was eligible to receive a minimum bonus of ninety thousand dollars ($90,000), provided he remained an employee through December 31, 2006.
(8)	Amounts shown above for the Named Executive Officers whose employment with Getty Images terminated during 2006 (Ms. Huebner, Mr. Flynn, and Mr. Ellis) reflect annualized figures, determined as if they were employed for all of 2006. The 2006 Summary Compensation Table above shows the actual amounts paid to each of Ms. Huebner and Messrs. Flynn and Ellis.
(9)	Amounts shown for Mr. Olofsson were earned or paid in British pounds and have been converted into U.S. dollars based on an annual average basis. The annual average exchange rates in U.S. dollars per British pound based on the average of the noon buying rate in the City of New York for cable transfers in British pounds as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the year ended December 31, 2006 was 1.84.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of the Named Executive Officers has an employment agreement with Getty Images, the terms and conditions of which are unique to each Officer. The following tables set forth the dates of the agreements and a summary of the terms of the agreements with each of the Named Executive Officers as applicable to the information provided on the preceding tables.

Jonathan D. Klein

Date	Effective February 1, 2004, as amended effective August 1, 2005

Position	Chief Executive Officer

Term	Two-year initial term with successive one-year renewals. At least twelve months’ notice of intent to terminate the agreement is required.

Base Salary	$950,000. Mr. Klein’s base salary is subject to possible increase by the Board of Directors in its sole discretion.

Annual Cash Incentive Bonus Opportunity	90% of base salary at target. This is an increase over the 70% provided for in Mr. Klein’s agreement and the increase was approved by the Compensation Committee at its meeting on March 10, 2006.

Benefits

Mr. Klein is entitled to participate in all employee benefit programs (including 401(k) profit sharing plan, life, health,

accident and disability insurance, and certain other enumerated benefits). Getty Images also provides supplemental life insurance equal to approximately $3.2 million, an automobile and certain other perquisites such as home security and athletic club membership and dues.

Remaining Named Executive Officers

Date	Ms. Huebner Mr. Ellis Mr. Evans-Lombe Mr. Flynn Mr. Oberdorf Mr. Olofsson Dr. Sansolo	Effective August 1, 2002 Effective November 16, 2004 Effective August 1, 2002 Effective August 16, 2004 Effective June 12, 2006 Effective November 15, 2005 Effective November 8, 2004

Positions	Ms. Huebner Mr. Ellis Mr. Evans-Lombe Mr. Flynn Mr. Oberdorf Mr. Olofsson Dr. Sansolo	Former SVP, Chief Financial Officer Former SVP, Business Development EVP, Imagery, Products & Services Former SVP, Technology SVP, Chief Financial Officer SVP, Global Sales Former SVP, Marketing

Term	Continues until either party provides the other with written notice of termination.[16]

[16]

Ms. Huebner retired effective June 15, 2006, Mr. Ellis resigned effective December 1, 2006 and Mr. Flynn separated from Getty Images effective December 4, 2006. Ms. Huebner’s agreement terminated upon her resignation, Mr. Ellis’ terminated with the execution of his separation agreement and Mr. Flynn’s terminated upon his separation from Getty Images.

Base Salary	Ms. Huebner Mr. Ellis Mr. Evans-Lombe Mr. Flynn Mr. Oberdorf Mr. Olofsson Dr. Sansolo	Original $330,000 $225,000 $235,000 $275,000 $400,000 £190,000 $300,000	Current $420,000* $275,000* $415,000** $330,000* $415,000*** £200,000*** $320,000****

* Amounts reflect salary current as of date of separation from Getty Images.
** Effective June 1, 2007
*** Effective April 1, 2007.
**** Effective April 1, 2006. Each officer’s base salary is subject to annual review by the Compensation Committee of the Board of Directors.

Annual Cash Incentive Bonus Opportunity	Ms. Huebner Mr. Ellis Mr. Evans-Lombe Mr. Flynn Mr. Oberdorf Mr. Olofsson Dr. Sansolo

50% of base salary at target

40% of base salary at target

50% of base salary at target*

40% of base salary at target

40% of base salary at target

40% of base salary at target**

40% of base salary at target

*          Effective June 1, 2007

**       Mr. Oberdorf was entitled to receive a minimum bonus of $90,000 if he remained an employee of Getty Images through December 31, 2006. Mr. Oberdorf was employed by Getty Images on that date and was paid $90,000 in accordance with the terms of his employment agreement.

Benefits	Each executive is entitled to participate in all employee benefit programs (including 401(k) profit sharing plan, life, health, accident and disability insurance, and certain other enumerated benefits).

Incentive Plan Change of Control Provisions.    Under the terms of the 2005 Incentive Plan, awards are generally subject to special provisions upon the occurrence of a defined “change of control” transaction (as the term “change of control” is defined in the 2005 Incentive Plan). Under the Plan, upon a change of control, any outstanding stock options will become fully vested and exercisable, all restrictions and conditions of all restricted stock awards will lapse, and all performance shares will be deemed to have been earned.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information about stock options and restricted stock units outstanding as of December 31, 2006. The Named Executive Officers not shown in the table below did not hold any stock options or restricted stock units as of that date.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable (1)
Jonathan D. Klein	164,500	—	—	$20.91	02/09/08	—	$—	—	$—
	400,000	—	—	30.32	04/28/10	—	—	—	—
	78,500	—	—	25.43	06/26/11	—	—	—	—
	350,000	—	—	83.12	09/13/15	—	—	—	—
	—	—	—	—	—	80,000	3,425,600	—	—
	—	250,000	—	62.25	05/01/16	—	—	—	—

Thomas Oberdorf	—	—	—	—	—	20,000	856,400	—	—

Bo T. Olofsson	26,250	6,250	—	37.38	05/27/13	—	—	—	—
	13,750	6,250	—	36.72	10/21/13	—	—	—	—
	20,000	—	—	83.12	9/13/15	—	—	—	—
	—	—	—	—	—	13,000	556,660	—	—

Jack Sansolo	—	—	—	—	—	7,498	321,064	—	—
	—	—	—	—	—	11,700	500,994	—	—

Nicholas E. Evans-Lombe	55,000	—	—	20.91	02/09/08	—	—	—	—
	100,000	—	—	34.06	04/03/10	—	—	—	—
	25,000	—	—	19.43	02/05/12	—	—	—	—
	50,000	—	—	83.12	09/13/15	—	—	—	—
	—	—	—	—	—	15,000	642,300	—	—

Richard R. Ellis	1,188	—	—	36.72	03/01/07	—	—	—	—
	20,000	—	—	83.12	03/01/07	—	—	—	—

(1)	The vesting schedule for Mr. Klein’s unvested options is discussed in footnote four to the 2006 Grants of Plan-Based Awards table above. Mr. Olofsson’s unvested options vest over four years with 25% vesting on the first anniversary of the grant dates and the remainder vesting pro rata on a straight-line basis each month thereafter until the options are fully vested on the four year anniversary of the grant date. The grant dates precede the expiration dates by 10 years.
(2)	This column contains unvested restricted stock units, which all vest 25% on each anniversary of the grant date over four years with the exception of the 7,498 restricted stock units belonging to Dr. Sansolo and the 80,000 restricted stock units belonging to Mr. Klein. Dr. Sansolo’s restricted stock units vest 25% on the first anniversary of the grant date and the remainder pro rata on a straight-line basis each quarter thereafter until the options are fully vested on the four year anniversary of the grant date. The vesting schedule of Mr. Klein’s restricted stock units is discussed in footnote three to the 2006 Grants of Plan-Based Awards table above.
(3)	The market values in this column were calculated as the number of unvested restricted stock units multiplied by $42.82, which was the closing market price of our common stock on the last trading day of the fiscal year (December 29, 2006).

2006 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised and restricted stock units vested during the year ended December 31, 2006. The Named Executive Officers not shown in the table below did not exercise any stock options during the year nor did they hold any restricted stock units that vested during the year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
Jonathan D. Klein	6,000	$414,600	—	$—
Elizabeth J. Huebner	35,000	1,315,300	8,000	513,520
Jack Sansolo	—	—	3,752	220,111
Patrick F. Flynn	—	—	3,752	220,111
Richard R. Ellis	—	—	2,500	146,663

(1)	The shares shown are in gross numbers prior to any shares withheld by Getty Images or sold by the employee in the open market to settle income tax liabilities resulting from the option exercise.
(2)	The value realized on exercise is calculated as the total number of shares exercised multiplied by the difference between the exercise price of the option and the price that the shares under the option were sold by the Named Executive Officer in the open market.
(3)	The value realized on vesting is calculated as the total number of shares vested multiplied by the average of the high and low trading prices of our common stock on the date of vesting.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables set forth information regarding the benefits the Named Executive Officers would receive upon termination of employment or a change in control of Getty Images. Each of the Named Executive Officers has or had an employment agreement with Getty Images setting forth the terms and conditions for any payment upon voluntary termination, termination for cause, involuntary not-for-cause termination, termination in the event of a change in control or in the event of disability or death. The amounts shown assume that such termination occurred on December 31, 2006, except in the cases of Ms. Huebner, Mr. Flynn and Mr. Ellis, whose actual termination dates were used in calculating the figures below. For all other Named Executive Officers, the actual amounts to be paid out can only be determined at the time of such executive’s separation from us. The terms “Disability,” “Cause” and “Good Reason” have the meanings ascribed to them in the executives’ employment agreements and as outlined in the section entitled “Certain Triggering Events for Payments Made Upon Termination” in this proxy statement. Other than as noted below for Mr. Klein, the employment agreements for each of the executive officers are substantially similar.

Employment Agreements

We have employment agreements with each of our executive officers. The terms of these employment agreements are substantially similar for all of the executive officers, although the Chief Executive Officer’s agreement has some unique provisions. The primary purpose of these agreements is to define the terms of the severance packages to which the executives may be entitled upon the termination of their employment. The termination scenarios covered by the agreements include termination following a “change-in-control,” involuntary termination (other than for “cause”), termination for “cause,” resignation by the executive for “good reason,” or for other than “good reason,” and termination due to death or disability.

We believe that these agreements are an important part of our executive officer compensation program. They have been expected and requested by each of the executive officers who have joined us over the past few years, particularly in light of the fact that many of our executive officers have left highly-compensated positions and have relocated in order to join us. We also believe that they are important because they provide both us and the executive officers with certainty regarding the terms of any severance package, terms that both sides agree are reasonable and the absence of which can create a difficult period surrounding any pending separation.

Additionally, executives can have significant involvement in decisions that may result in their termination. For instance, Mr. Patrick Flynn, who served as our Senior Vice President, Technology until November 2006, left Getty Images as a result of a restructuring of our organization. Mr. Flynn played a significant role in the development and implementation of this restructuring plan, and we believe that it was both in our and Mr. Flynn’s best interests to have had the essential terms of his severance package decided before these discussions even began.

As part of its on-going review of our executive compensation program, in 2006, the Compensation Committee undertook a review of the employment agreements used for our executive officers (including the senior vice presidents, but not including Mr. Klein, the Chief Executive Officer). At the conclusion of this review, the Compensation Committee decided to make a number of changes to the agreements for all new executive officers (including Messrs. Livingstone, McKay and Teaster and Ms. Ranz).

•	A change to the change-in-control mechanism.

•

The current model executive employment agreement has a “single-trigger” change-in-control mechanism. A single-trigger mechanism requires only the change-in-control to activate the executive’s rights under the change-in-control provision. In our case, the existing executives can resign for any reason within 30 days following a change-in-control and receive the agreed severance payments. The Compensation Committee decided to leave this single-trigger mechanism unchanged in the employment agreement for the current executive officers, except Messrs. Livingstone, McKay and Teaster and Ms. Ranz whose agreements reflect the “double-trigger” change-in-control mechanism described below.

•

The Compensation Committee has decided that agreements for all new executive officers will have a “double trigger” change-in-control mechanism. A double-trigger mechanism is satisfied only when there is a change-in-control and a qualifying adverse event within 12 months of the change-in-control. If both elements of the double-trigger are satisfied, the executive can resign for “good reason” and receive the agreed severance payments.

•

A change to the definition of “good reason” in the agreement for all new executive officers. Under the existing executive agreement “good reason” includes such events as a reduction in job responsibilities, a material breach of the agreement by Getty Images, or a request by us for the executive to relocate. The definition of “good reason” in any new agreements will be amended to include a material reduction in the executive’s base salary or the percentage of base salary used to determine the at-target annual cash incentive bonus.

The Compensation Committee also decided to make changes to the employment agreements with the existing executive officers (excluding Mr. Klein) as well as new executive officers. While these changes have not yet been memorialized into amendments to existing employment agreements, it is our intent to do so. The changes to the employment agreements for the executive officers include:

•

A change to the severance provision regarding the payment to be made under the non-sales bonus plan for the year in which the executive separates. This change will be made to all employment agreements including those for both new and existing executive officers (and has been included in the agreements for Messrs. Livingstone, McKay, Teaster and Ms. Ranz and implemented as of the date of this proxy). The new language states that the bonus payment upon severance for the current year is the lesser of (i) the at-target amount prorated for the time served during the year, and (ii) the projected payout based on the most recent internal forecast of our projected performance, again prorated for the time served during the year. The provision in the current agreement for existing executive officers states that the bonus payment for the current year is the at-target amount prorated for the time served during the year.

•	Making several other minor modifications, such as updating the non-competition language.

Certain Triggering Events for Payment upon Termination

Our executive officers may be entitled to certain severance payments under the terms of their employment agreements, the amount of which will vary depending on whether we terminated the executive for Cause or the executive resigned for Good Reason.

Under the agreements, “Cause” generally means the executive’s (1) continued material non-performance of duties, (2) felony indictment, (3) fraud or willful misconduct, or (4) any material breach of the employment agreement.

Under the agreements, “Good Reason” generally means (1) an adverse material change in the executive’s duties, (2) our material breach of the employment agreement, (3) our failure to pay material compensation, (4) a change in control, or (5) a significant relocation of the executive.17 Additionally, Mr. Oberdorf’s agreement includes the failure by us to grant a total of 40,000 restricted stock units as “Good Reason,” the first installment of which was awarded in July 2006 and the second installment of which was awarded in June 2007, as reflected in the table in the above Subsection titled “June 2007 Awards of Restricted Stock Units.” Mr. Klein’s agreement also contains certain other events constituting a “Good Reason,” such as adverse and material change in his titles or reporting responsibilities, reduction in compensation opportunity, failure by us to nominate him for reelection to the Board of Directors or his failure to be reelected to the Board of Directors.

Generally, in the event of termination for Cause or resignation without Good Reason, the executive will only be entitled to salary and unreimbursed expenses accrued as of the date of termination. In the event of termination without Cause or resignation for Good Reason, however, the executive will also receive (1) a lump sum equal to the executive’s annual base salary, (2) accrued bonus for the year of termination, and (3) an amount equal to 50% of performance bonus for which the executive is eligible, subject to any limitations on such termination payments as a result of excise tax. The terms of Mr. Klein’s severance package differ from the above, which will be discussed in further detail under the caption “Jonathan D. Klein.”

Payments upon Death or Disability

Generally, in the event of a Disability, employment of the executive can be terminated by us upon six months’ prior written notice and, in such event, the executive will receive (in addition to salary and unreimbursed expenses accrued as of the date of termination) a lump-sum equal to the executive’s annual base salary, less any amounts paid to the executive under any Getty Images disability plan. Under the employment agreements, “Disability” means a physical or mental incapacity that substantially prevents the executive from performing his duties and that has continued for at least six of the last twelve months and that can reasonably be expected to continue indefinitely. In the event of the executive’s death, the executive (or beneficiary) will receive salary through the date of the executive’s death. The executive officer (or beneficiary) will also receive benefits under our disability plans or payments under our life insurance plans, as appropriate. The terms of a severance package for Mr. Klein differ from the above, which are discussed in further detail under the caption “Jonathan D. Klein” below.

[17]

As of May 21, 2007, Mr. Teaster’s Employment Agreement was amended to reflect that “Good Reason” includes the following: “Executive voluntarily resigning employment with the Company [Getty Images] at any time prior to June 1, 2009.”

Payments upon a Change in Control

The employment agreements with each executive officer set forth the terms of the executive’s severance in the event of a change of control. In that circumstance, the executive shall have the right to resign within thirty (30) calendar days following a change in control and we shall pay the executive’s salary and accrued bonus as of the date of termination or resignation including any unreimbursed expenses.18 Additionally, executives are entitled to a lump sum severance payment equal to two times the executive’s salary at the rate in effect immediately prior to the change of control plus an executive bonus payment equal to one times the highest amount that the executive would have been entitled to pursuant to the annual bonus plan. The terms of a severance package for Mr. Klein differ from the above, which are discussed in further detail under the caption “Jonathan D. Klein” below. In addition, pursuant to the terms of our Stock Incentive Plan, in the event of such a change in control, (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable as of the date of the change in control, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall lapse as of the date of the change in control, and (iii) all performance share awards shall be deemed to have been fully earned as of the date of the change in control. Such accelerated awards will remain exercisable for the remainder of their respective terms.

Jonathan D. Klein

The following table shows the potential payments upon termination or a change of control of Getty Images for Mr. Klein, our Chief Executive Officer and member of the Board of Directors. Mr. Klein’s employment agreement was filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and details the payments and benefits he may receive in the event of termination, as discussed below. All amounts shown in the table below are calculated assuming the events occurred on December 31, 2006.

Benefit	Termination for Cause or Resignation Without Good Reason	Involuntary Termination or Resignation for Good Reason	Termination Following Change in Control	Termination Due to Disability		Termination Due to Death
Paid Notice Period Prior to Termination: Salary(1)(2)	n/a	n/a	n/a	$475,000		n/a
Severance: Salary(1)	$—	$556,720	$556,720	556,720	(3)	$—	(4)
Severance: Non-Equity Incentive Plan Compensation—Accrued Thru Term Date(1)	—	855,000	—	—		—
Severance: Non-Equity Incentive Plan Compensation(1)	—	501,048	501,048	501,048	(3)	—	(4)
Stock Option Vesting Acceleration(5)	—	—	—	—		—
Restricted Stock Unit Award Vesting Acceleration(6)	—	—	3,425,600	—		—
Standard Health/Welfare Coverage(7)	9,828	13,104	13,104	13,104		—	(4)
Life Insurance Coverage(8)	9,558	12,744	12,744	12,744		—	(4)
Vacation Pay in Lieu of Accumulated Vacation Days(9)	54,807	63,942	63,942	63,942		—	(4)
Company Automobile Expenses(10)	10,362	12,089	12,089	12,089		—	(4)
Holiday Pay(11)	14,615	18,269	18,269	18,269		—	(4)

Other Specific Benefits and Perquisites(12)	10,478	12,224	12,224	12,224		—	(4)
Death Benefit(13)	n/a	n/a	n/a	n/a		3,415,572
Disability Benefit(14)	n/a	n/a	n/a	57,250/month		n/a
Tax Gross-Ups(15)	19,982	23,313	23,313	23,313	(3)	—	(4)

[18]	As noted above, this does not apply to Ms. Ranz or Messrs. Livingstone, McKay or Teaster.

(1)	All salary and non-equity incentive payment amounts were calculated using Mr. Klein’s salary as of December 31, 2006.
(2)	Only termination due to Disability requires six months’ prior notice by Getty Images. During such notice period, Mr. Klein would be entitled to the amount shown in the table.
(3)	Severance payment for Disability would be reduced by any amounts paid to Mr. Klein under any Getty Images disability plan.
(4)	Mr. Klein’s agreement states that the beneficiary will receive salary, bonus, and other perquisites listed through remainder of term. However, any such payment is to be decreased by any death benefits which are provided to the beneficiary. Because the death benefit will supersede these other benefits, the amounts here have been calculated at $0. Tax gross-up amounts for 2006 payments are included in the table.
(5)	Although in many cases Mr. Klein would receive accelerated vesting of options (as detailed above), as of December 31, 2006 he had no unvested stock options.
(6)	All restricted stock unit vesting acceleration amounts were calculated as the gain to Mr. Klein using the closing per share market price of our common stock on December 29, 2006, which was $42.82. The amounts do not include any modifications to the grants that could potentially take place. Mr. Klein’s executive agreement does not refer to accelerated vesting of RSUs, only to stock options. Acceleration of RSU vesting in the event of a change in control is outlined in the stock incentive plan document and award agreement.
(7)	Reflects the estimated value of all future group health and welfare premiums which would be paid on behalf of Mr. Klein through the remainder of the term of his employment agreement which, if terminated on December 31, 2006, would be seven (7) months. In the case of termination for Cause or resignation without Good Reason, the value is calculated at six (6) months’ worth.
(8)	Estimated premiums for executive and group life insurance coverage through the term of the agreement of August 1, 2007 in most cases, or for six months in the case of termination for Cause or resignation without Good Reason.
(9)	Reflects the estimated lump-sum present value of all future vacation benefits which Mr. Klein may be entitled to pursuant to his employment agreement, at the rate of thirty (30) days per year. In the case of involuntary termination, resignation for Good Reason, termination following change in control, or death, the vacation calculation is prorated through the term of his agreement which ends on August 1, 2007. The prorated amount in this case is seventeen and one half (17.5) days. In the case of termination for Cause or resignation without Good Reason, he is entitled to six (6) months’ worth of vacation, which prorated is fifteen (15) days.
(10)	Reflects the estimated amount equal to the costs incurred by Getty Images for automobile expenses, which Mr. Klein would be eligible to receive in a lump sum amount following termination. In most cases, Mr. Klein would be entitled to receive a lump-sum payment equal to the costs through the remainder of the term of his employment agreement, which, if terminated on December 31, 2006, would be seven (7) months. In the case of termination for Cause or resignation without Good Reason, he is entitled to six (6) months’ worth of automobile expenses.
(11)	Reflects the estimated amount of holiday pay Mr. Klein would be entitled to under his employment agreement. In most cases, Mr. Klein would be entitled to receive a lump-sum payment equal to the paid holidays through the remainder of the term of his employment agreement, which, if terminated on December 31, 2006, would be seven (7) months. In the case of termination for Cause or resignation without Good Reason, he is entitled to six (6) months’ worth of holiday pay.
(12)	Reflects the estimated lump-sum present value of all future payments Mr. Klein would be entitled to under his employment agreement for those items detailed in section 3(i) of the employment agreement, including parking, health club, home security, AAA, business telephone, DSL line, mobile phones, fax machine, modem, home computers, clubs, associations, and subscriptions. In most cases, Mr. Klein would be entitled to receive seven (7) months’ worth of payments, but in the case of termination for Cause or resignation without Good Reason, he would be entitled to six (6) months’ worth of payments.
(13)	Represents the benefit payout under Getty Images’ executive life insurance plans. Amount does not include payments under the standard group life insurance plans.
(14)	Reflects the estimated monthly value of all future payments Mr. Klein would be entitled to under our executive disability plans. Mr. Klein would be entitled to receive such benefits for the duration of the disability. The maximum benefits duration would be up to his normal retirement age, but not less than 60 months. Normal retirement age is the retirement age under the Social Security Act where the retirement age depends on the year of birth.

(15)	Reflects the estimated lump-sum present value of all future payments Mr. Klein would be entitled to for tax gross ups for payments or benefits related to expenses, medical, and other related benefits pursuant to Sections 3d, 3e, 3h, 3i and 3j of his employment agreement. Figures are estimated amounts based on actual expenses in 2006.

All severance payments will be made in a lump sum within 30 days of termination date.

Termination of Mr. Klein for “Cause”

In the event that Getty Images terminates Mr. Klein for Cause, Mr. Klein will receive salary and unreimbursed expenses accrued as of the date of termination. Getty Images will continue to pay for benefits and insurance for a period of six months following termination, provided, however, that the cost of particular benefits will be paid within thirty (30) days after the date of termination in a lump sum, as outlined in his employment agreement. Such benefits include: costs and expenses incurred by Mr. Klein in connection with the use of an automobile; a dedicated business telephone and/or DSL line at his home; costs associated with three mobile phones, fax machine, and computer modem at his home; suitable desktop and laptop computers, as well as all ancillary equipment and maintenance therefore; the cost of Mr. Klein’s membership and those of his family to various clubs and associations; subscriptions to the internet service provider of his choice; such other professional memberships, magazines and journals as are appropriate to his duties; home security systems; and an annual medical examination.

Mr. Klein will be entitled to retain and exercise the then-vested portion of all stock options for a period of ninety (90) days following termination, but the unvested portion of all stock awards will lapse.

Resignation by Mr. Klein without “Good Reason”

If Mr. Klein resigns without Good Reason, Mr. Klein will receive salary and unreimbursed expenses accrued as of the date of termination. Getty Images will continue to pay for benefits and insurance for a period of six months following termination, provided, however, that the cost of particular benefits will be paid within thirty (30) days after the date of termination in a lump sum, as outlined in his employment agreement.

The vesting of all stock options will continue for so long as Mr. Klein remains a director of Getty Images. Once Mr. Klein no longer serves as a director of Getty Images, he will be entitled to retain and exercise the then-vested portion of all stock options until the earlier of (i) four (4) years following his separation from employment with us (including his service on the Board), and (ii) for the remainder of their respective terms as if he had remained a Getty Images employee, but the unvested portion of all stock options will lapse.

Involuntary Termination of Mr. Klein or Resignation by Mr. Klein with “Good Reason”

If Mr. Klein’s employment terminates for any reason other than Disability or Cause or if he resigns for Good Reason, he will receive (in addition to salary, bonus, and unreimbursed expenses through and including the date of termination) a lump sum payment in an amount equal to the sum of (i) his base salary, (ii) the maximum target amount of his bonus and (iii) an amount equal to the cost Getty Images would have paid for particular benefits, in each case as would otherwise have been paid for the remainder of the term of his employment agreement. In addition, he would be provided other particular benefits for the remainder of the term of his employment agreement, as described above in the section titled “Termination of Mr. Klein for “Cause”.”

All unvested stock options will vest immediately as of the date of termination. Mr. Klein will be entitled to retain and exercise all unexercised stock options until the earlier of (i) four (4) years following his separation from employment with Getty Images (including his service on the Board) and (ii) for the remainder of their respective terms, as if he had remained a Getty Images employee, but the unvested portion of all stock options will lapse.

Payments Made to Mr. Klein in the Event of a Change in Control

In the event of a change in control, Mr. Klein will have the right to resign his employment. He will receive salary accrued as of the date of termination. In addition, he will receive a lump sum payment in an amount equal to the sum of (i) his base salary, (ii) the maximum target amount of his bonus and (iii) an amount equal to the cost Getty Images would have paid for particular benefits, in each case as would otherwise have been paid for the remainder of the term of his employment agreement. In addition, he would be provided other particular benefits for the remainder of the term of his employment agreement.

All unvested stock awards will vest immediately as of the date of the change in control, and will remain exercisable for a period of twelve (12) months following the change in control, provided, however, that no stock award will be exercisable after the expiration of ten (10) years after the date the stock award was granted (or any earlier expiration period as stated in the applicable award agreement). As per the terms of our Stock Incentive Plan document, in the event of a Change in Control, all restrictions and conditions of all restricted stock unit awards then outstanding will lapse as of the date of the change in control.

Payments Made in the Event of Mr. Klein’s Disability

In the event of Mr. Klein’s Disability, his employment can be terminated by us upon six months’ prior written notice. In the case of Disability, Mr. Klein will receive salary accrued as of the date of termination. In addition, he will receive a lump sum payment in an amount equal to the sum of (i) his base salary plus (ii) the maximum target amount of his bonus plus (iii) an amount equal to the cost we would have paid for particular benefits, in each case as would otherwise have been paid for the remainder of the term of his employment agreement. In addition, he would be provided other particular benefits for the remainder of the term of his employment agreement. However, any payments listed above will be decreased by any amounts paid to Mr. Klein under any Getty Images disability plan.

All unvested stock options will vest immediately as of the date of termination, and will remain exercisable for a period of twelve (12) months following the termination date, provided, however, that no stock option will be exercisable after the expiration of ten (10) years after the date the stock option award was granted (or any earlier expiration period as stated in the applicable award agreement).

Payments Made in the Event of Mr. Klein’s Death

In the event of Mr. Klein’s death, Mr. Klein’s beneficiary will receive salary accrued as of the date of termination. In addition, his beneficiary will receive a lump sum payment in an amount equal to the sum of (i) his base salary plus (ii) the maximum target amount of his bonus, in each case as would otherwise have been paid for the remainder of the term of his employment agreement, plus (iii) an amount equal to the costs incurred by us for benefits in the calendar year immediately prior to his death. However, any payments listed above will be decreased by any death benefits provided under the terms of any Getty Images plan, program or arrangement in effect for Mr. Klein at the time of his death.

All unvested stock options will vest immediately as of the date of death, and will remain exercisable for a period of twelve (12) months following the date of death, provided, however, that no stock option will be exercisable after the expiration of ten (10) years after the date the stock option award was granted (or any earlier expiration period as stated in the applicable award agreement).

Thomas Oberdorf

The following table shows the potential payments upon termination or a change of control of Getty Images for Thomas Oberdorf, our Chief Financial Officer.

Benefit	Termination for Cause or Resignation Without Good Reason on 12/31/06	Involuntary Termination or Resignation for Good Reason on 12/31/06	Termination Following Change in Control on 12/31/06	Termination Due to Disability on 12/31/06		Termination Due to Death on 12/31/06
Paid Notice Period Prior to Termination: Salary(1,2)	n/a	n/a	n/a	$200,000	(2)	n/a
Severance: Salary(1)	$—	$400,000	$800,000	400,000	(3)	$—
Severance: Non-Equity Incentive Plan Compensation—Accrued Thru Term Date(1)	—	93,333	93,333	—		—
Severance: Additional Non-Equity Incentive Plan Compensation(1)	—	80,000	160,000	—		—
Stock Option Vesting Acceleration(4)	—	—	—	—		—
Restricted Stock Unit Award Vesting Acceleration(5)	—	—	876,400	—		—
Health and Welfare Benefits Continuation(6)	—	—	—	—		—
Death Benefit(7)	n/a	n/a	n/a	n/a		1,070,000
Disability Benefit(8)	n/a	n/a	n/a	22,000/mo		n/a

(1)	All salary and non-equity incentive payment amounts were calculated using Mr. Oberdorf’s salary as of December 31, 2006.
(2)	Only termination due to Disability requires six months’ prior notice by Getty Images. During such notice period, Mr. Oberdorf would be entitled to the amount shown in the table.
(3)	Severance payment for Disability would be reduced by any amounts paid to Mr. Oberdorf under any Getty Images disability plan.
(4)	Mr. Oberdorf has no vested or unvested stock options as of December 31, 2006.
(5)	All restricted stock unit vesting acceleration amounts were calculated as the gain to Mr. Oberdorf using the closing per share market price of our common stock on December 29, 2006, which was $42.82. The amounts do not include any modifications to the grants that could potentially take place.
(6)	Mr. Oberdorf’s employment agreement does not provide for continuation of health and welfare benefits.
(7)	Reflects the estimated lump-sum present value of all future payments Mr. Oberdorf (or his beneficiaries) would be entitled to under our executive life insurance plans. Such death benefit would be paid from our life insurance provider. Amount does not include payments under the standard group life insurance plans.
(8)	Reflects the estimated monthly value of all future payments Mr. Oberdorf would be entitled to under our executive disability plans. Mr. Oberdorf would be entitled to receive such benefits for the duration of the disability. The maximum benefits duration would be up to his normal retirement age, but not less than 60 months. Normal retirement age is the retirement age under the Social Security Act where the retirement age depends on the year of birth.

All severance payments would be made in a lump sum within 30 days of termination date.

Nicholas E. Evans-Lombe

The following table shows the potential payments upon termination or a change of control of Getty Images for Nicholas E. Evans-Lombe, our EVP, Imagery, Products & Services.

Benefit	Termination for Cause or Resignation Without Good Reason on 12/31/06	Involuntary Termination or Resignation for Good Reason on 12/31/06	Termination Following Change in Control on 12/31/06	Termination Due to Disability on 12/31/06		Termination Due to Death on 12/31/06
Paid Notice Period Prior to Termination: Salary(1,2)	n/a	n/a	n/a	$177,500		n/a
Severance: Salary (1)	$—	$355,000	$710,000	355,000	(3)	$—
Severance: Non-Equity Incentive Plan Compensation—Accrued Thru Term Date(1)	—	142,000	142,000	—		—
Severance: Non-Equity Incentive Plan Compensation(1)	—	71,000	142,000	—		—
Stock Option Vesting Acceleration(4)	—	—	—	—		—
Restricted Stock Unit Award Vesting Acceleration(5)	—	—	702,300	—		—
Health and Welfare Benefits Continuation(6)	—	—	—	—		—
Relocation/Repatriation(7)	100,000	100,000	100,000	100,000		100,000
Death Benefit(8)	n/a	n/a	n/a	n/a		739,028
Disability Benefit(9)	n/a	n/a	n/a	10,450/month		n/a

(1)	All salary and non-equity incentive payment amounts were calculated using Mr. Evans-Lombe’s salary as of December 31, 2006.
(2)	Only termination due to Disability requires six months’ prior notice by Getty Images. During such notice period, Mr. Evans-Lombe would be entitled to the amount shown in the table.
(3)	Severance payment for Disability would be reduced by any amounts paid to Mr. Evans-Lombe under any Getty Images disability plan.
(4)	Mr. Evans-Lombe has no unvested stock options as of December 31, 2006.
(5)	All restricted stock unit vesting acceleration amounts were calculated as the gain to Mr. Evans-Lombe using the closing per share market price of our common stock on December 29, 2006, which was $42.82. The amounts do not include any modifications to the grants that could potentially take place.
(6)	Mr. Evans-Lombe’s employment agreement does not provide for continuation of health and welfare benefits.
(7)	Reflects the estimated lump-sum present value of all future payments Mr. Evans-Lombe would be entitled to for repatriation or relocation in the event of termination for reasons other than for Cause. This amount includes repatriation for Mr. Evans-Lombe and his family from Seattle, Washington to the United Kingdom, including reimbursement or payment for reasonable expenses incurred with transporting him and his family, as well as shipping his household goods, back to the United Kingdom.
(8)	Reflects the estimated lump-sum present value of all future payments Mr. Evans-Lombe’s beneficiaries would be entitled to under our life insurance plans. Such death benefit would be paid from our life insurance provider. Amount does not include payments under the standard group life insurance plans.
(9)	Reflects the estimated monthly value of all future payments Mr. Evans-Lombe would be entitled to under our executive disability plans. Mr. Evans-Lombe would be entitled to receive such benefits for the duration of the disability. The maximum benefits duration would be up to his normal retirement age, but not less than 60 months. Normal retirement age is the retirement age under the Social Security Act where the retirement age depends on the year of birth.

All severance payments would be made in a lump sum within 30 days of termination date.

Bo T. Olofsson

The following table shows the potential payments upon termination or a change of control of Getty Images for Bo T. Olofsson, our SVP, Global Sales. Mr. Olofsson’s agreement states that his employment may be terminated by either party giving to the other not less than three (3) calendar months’ notice, except in the case where the termination is for Cause.

Benefit	Termination for Cause on 12/31/06	Termination for Resignation Without Good Reason on 12/31/06	Involuntary Termination or Resignation for Good Reason on 12/31/06	Termination Following Change in Control on 12/31/06	Termination Due to Disability on 12/31/06	Termination Due to Death on 12/31/06
Paid Notice Period Prior to Termination: Salary(1,2)	$—	$87,400	$87,400	$87,400	$87,400	n/a
Benefits Coverage during Notice Period Prior to Termination(2)	—	14,099	14,099	14,099	14,099	n/a
Severance: Salary(1,3)	—	262,200	262,200	699,200	262,200	$—
Severance: Non-Equity Incentive Plan Compensation—Accrued Thru Term Date(1)	—	—	—	139,840	—	—
Severance: Non-Equity Incentive Plan Compensation(1)	—	—	—	139,840	—	—
Stock Option Vesting Acceleration(4)	—	—	—	85,372	—	—
Restricted Stock Unit Award Vesting Acceleration(4)	—	—	—	547,378	—
Health and Welfare Benefits Continuation(5)	—	—	—	—	—	—
Death Benefit(6)	—	n/a	n/a	n/a	n/a	636,263
Disability Benefit(7)	—	n/a	n/a	n/a	2,443/month	n/a

(1)	All salary and non-equity incentive payment amounts were calculated using Mr. Olofsson’s salary as of December 31, 2006.
(2)	Termination due to Disability requires a mandatory three months’ prior notice by Getty Images. During such notice period, Mr. Olofsson would be entitled to the amount shown in the table. Some or all of the notice period may be worked. Benefits coverage includes premiums for the executive healthcare scheme, auto allowance and pension contributions of 10% of salary.
(3)	Mr. Olofsson is eligible for nine (9) months’ worth of salary in the event of resignation with or without Good Reason, involuntary termination, or Disability. Mr. Olofsson is eligible for two (2) times executive’s salary in the event of change in control.
(4)	All stock option and restricted stock unit vesting acceleration amounts were calculated as the gain to Mr. Olofsson using the closing per share market price of our common stock on December 29, 2006, which was $42.82. The amounts do not include any modifications to the grants that could potentially take place.
(5)	Mr. Olofsson’s employment agreement does not provide for continuation of health and welfare benefits.
(6)	Reflects the estimated lump-sum present value of all future payments Mr. Olofsson’s beneficiaries would be entitled to under our life insurance plans. Such death benefit would be paid from our life insurance provider. Amount does not include payments under the standard group life insurance plans.

(7)	Reflects the estimated monthly value of all future payments Mr. Olofsson would be entitled to under our executive disability plans. Mr. Olofsson would be entitled to receive such benefits for the duration of the disability. The maximum benefits duration would be up to his normal retirement age, but not less than 60 months. Normal retirement age is the retirement age under the Social Security Act where the retirement age depends on the year of birth.

All severance payments would be made in a lump sum within 30 days of termination date.

Jack Sansolo

The following table shows the potential payments upon termination or a change of control of Getty Images for Jack Sansolo, our SVP, Marketing until his retirement effective June 2, 2007.

Benefit	Termination for Cause or Resignation Without Good Reason on 12/31/06	Involuntary Termination or Resignation for Good Reason on 12/31/06	Termination Following Change in Control on 12/31/06	Termination Due to Disability on 12/31/06		Termination Due to Death on 12/31/06
Paid Notice Period Prior to Termination: Salary(1,2)	n/a	n/a	n/a	$160,000		n/a
Severance: Salary(1)	$—	$320,000	$640,000	$320,000	(3)	$—
Severance: Non-Equity Incentive Plan Compensation—Accrued Thru Term Date(1)	—	128,000	128,000	—		—
Severance: Non-Equity Incentive Plan Compensation(1)	—	64,000	128,000	—		—
Stock Option Vesting Acceleration(4)	—	—	—	—		—
Restricted Stock Unit Award Vesting Acceleration(5)	—	—	879,652	—
Health and Welfare Benefits Continuation(6)	—	—	—	—		—
Death Benefit(7)	n/a	n/a	n/a	n/a		790,000
Disability Benefit(8)	n/a	n/a	n/a	120/day		n/a

(1)	All salary and non-equity incentive payment amounts were calculated using Dr. Sansolo’s salary as of December 31, 2006.
(2)	Only termination due to Disability requires six months’ prior notice by Getty Images. During such notice period, Dr. Sansolo would be entitled to the amount shown in the table.
(3)	Severance payment for Disability would be reduced by any amounts paid to the Executive under any Getty Images disability plan.
(4)	Dr. Sansolo has no vested or unvested stock options as of December 31, 2006.
(5)	All restricted stock unit vesting acceleration amounts were calculated as the gain to Dr. Sansolo using the closing per share market price of our common stock on December 29, 2006, which was $42.82. The amounts do not include any modifications to the grants that could potentially take place.
(6)	Dr. Sansolo’s employment agreement does not provide for continuation of health and welfare benefits.
(7)	Reflects the estimated lump-sum present value of all future payments Dr. Sansolo’s beneficiaries would be entitled to under our life insurance plans. Such death benefit would be paid from our life insurance provider. Amount does not include payments under the standard group life insurance plans.
(8)	Reflects the estimated monthly value of all future payments Dr. Sansolo would be entitled to under our executive disability plans. Dr. Sansolo would be entitled to receive such benefits for the duration of the disability. The maximum benefits duration would be up to his normal retirement age, but not less than 36 months. Normal retirement age is the retirement age under the Social Security Act where the retirement age depends on the year of birth.

All severance payments would be made in a lump sum within 30 days of termination date.

Termination Payments Made During 2006

Effective June 15, 2006, Ms. Huebner retired as our Chief Financial Officer. At the time of her retirement, her base salary was $420,000 and she was eligible for an annual cash incentive bonus of 50% of her base salary at target. She was also eligible to participate in all employee benefit programs (including fringe benefits, 401(k) profit sharing plan, and standard and executive life, health, accident and disability insurance) through her date of termination. Ms. Huebner was paid these amounts in full, as set forth in the Summary Compensation and All Other Compensation Tables set forth earlier in this proxy. Ms. Huebner was awarded a one time grant of 8,000 restricted stock units on March 1, 2006, which vested upon action of the Board taken May 16, 2006. Additionally, Ms Huebner received prorated executive disability insurance premiums paid from her termination date through the end of 2006.

Effective December 1, 2006, Mr. Ellis resigned his position as SVP, Business Development. In accordance with his separation agreement, Mr. Ellis was paid a total of $406,833.33 (less normal and agreed-upon withholding) which was comprised of the following: a severance payment of $275,000 (equal to one year’s salary at the date of termination), a 2006 bonus of $76,833.33, and a 2007 bonus of $55,000.

Effective December 4, 2006, following his resignation as SVP, Business Development, Mr. Ellis entered into an Independent Contractor Agreement with Getty Images. Under this contract, Mr. Ellis will perform agreed upon services for Getty Images up to a maximum of four (4) days per month, for a fee of $1,500 per day worked. Mr. Ellis was paid a total of $6,000 under this agreement in 2006. Mr. Ellis has been paid a total of $24,000 for work performed in 2007 under this agreement thus far.

Effective November 9, 2006, Mr. Flynn resigned his position as SVP, Technology. In accordance with his separation statement of November 1, 2006, we paid to Mr. Flynn a total of $506,000 (less normal and agreed-upon withholding) which was comprised of the following: a severance payment of $330,000 (equal to one year’s salary at the date of termination), a 2006 bonus of $110,000, and a 2007 bonus of $66,000. All severance amounts were paid within thirty days of termination.

DIRECTOR COMPENSATION

Our Directors play an important role in guiding Getty Images’ strategic direction and overseeing our management. Recent developments in corporate governance and financial reporting have resulted in an increased demand for public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate financial incentives to ensure our directors’ continued performance.

Cash Retainer and Meeting Fees for Non-Employee Directors

Since 2004, each of our non-employee directors, with the exception of Mr. Getty, has received (a) an annual cash retainer, (b) a cash retainer for serving as a chair of one or more Committees of the Board, and (c) a fee for attending meetings of the Board and its various Committees. However, in September 2006, the Board approved a new annual compensation program for non-employee directors, with the exception of Mr. Getty, as follows: (i) a fixed annual retainer of $60,000 for Board members; (ii) a $5,000 annual retainer for the chair of the Audit Committee; and (iii) a $2,500 annual retainer for the chair of other committees. There are no meeting fees for Board or committee meeting attendance. In 2006, the Chairman of the Board of Directors, Mr. Getty (who resides in London), received £60,250 (approximately $109,655), but did not receive a non-employee Director equity grant as described immediately below. The Board has accepted Mr. Getty’s offer to waive the receipt of any cash compensation in 2007. Getty Images reimburses our directors for their reasonable expenses incurred in attending meetings of the Board and its Committees in addition to the retainers and meeting fees. Additionally, we reimbursed Sutton Place Limited, a company controlled by Mr. Getty, for 25% of Mr. Getty’s personal assistant’s time for her work in support of his Board responsibilities.

Equity Compensation for Non-Employee Directors

Non-employee Directors also are eligible to participate in the 2005 Incentive Plan, which provides for stock option grants, restricted stock units and other equity-based awards to Directors for their services. In September 2006, the Board revised its compensation program to provide for an annual award of restricted stock units in the amount of $100,000, with such awards to be made on the first trading day of May.19 The awards shall vest ratably over a 4-year period with annual cliff vesting dates. Previously, non-employee directors received periodic awards of stock options. Mr. Spoon received an award of 5,000 restricted stock units when he joined the Board in May 2006.

Non-Employee Director Compensation Table

The following table sets forth the total compensation paid to our non-employee Directors for their service on our Board of Directors and committees of the Board of Directors during fiscal year 2006. Our sole employee director, Mr. Klein, receives no separate compensation for service as a Director of Getty Images.

[19]

While this statement reflects the Board’s intentions for grants in future years, the 2007 awards to non-employee directors were made in June 2007 rather than May 2007. The delay in making the annual equity awards was a result of our not being current in the filing of our periodic reports with the Securities and Exchange Commission from November 2006 until June 2007. This matter is addressed in detail in our Annual Report on Form 10-K for the period ended December 31, 2006 under the sections entitled “Explanatory Note Regarding Restatements” and in “Note 2 to the Consolidated Financial Statements.”

2006 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)(3)
James N. Bailey	$66,375	$—	$33,601	$—	$—	$—		$99,976
Andrew S. Garb	64,375	—	33,601	—	—	—		97,976
Mark H. Getty(4)	106,955	—	—	—	—	40,235	(5)	147,190
Alan G. Spoon	22,375	50,306		—	—	—		72,681
Christopher H. Sporborg	55,250	—	33,601	—	—	—		88,851
Michael A. Stein	61,500	—	42,847	—	—	—		104,347
David Landau	25,875	—	44,171	—	—	—		70,046

(1)	The amounts shown in this column represent the amount expensed in our financial statements for the fiscal year covered, without regard to estimated forfeitures that are required by US GAAP for our financial statements, for unvested restricted stock units held by the director during the fiscal year covered. The amount of the expense is calculated as the number of units granted multiplied by the average of the high and low trading prices of our common stock on the date of grant. This expense is recognized in our financial statements on a straight-line basis over the vesting period of the unit. A total of 85,000 shares underlying restricted stock units were outstanding and held by directors at December 31, 2006, including those held by Mr. Klein.
(2)	The amounts shown in this column represent the amount expensed in our financial statements, without regard to estimated forfeitures that are required by US GAAP for our financial statements, for unvested stock options held by director during the fiscal year covered. The amount of the expense is the portion of the grant date fair value of the award (calculated as the number of options granted multiplied by the fair value of the option as calculated on the date of grant using a Black-Scholes valuation model) that was recognized in our financial statements in 2006.

The grant date fair value of the stock options underlying the expense shown in the table was as follows:

	Grant Date	Number of Shares Underlying Options	Grant Date Fair Value
James N. Bailey, Andrew S. Garb and Christopher H. Sporborg	5/5/03	5,000	$91,864
	5/17/04	5,000	116,804
	11/15/04	10,000	164,451

Michael A. Stein	6/13/02	15,000	285,926
	5/5/03	5,000	91,864
	5/17/04	5,000	116,804
	11/15/04	10,000	164,451

David Landau	9/29/03	15,000	275,385
	5/17/04	5,000	116,804
	11/15/04	10,000	164,451

This expense is recognized in our financial statements on an accelerated basis over the vesting period of the stock option. For further discussion of these assumptions, see Note 9 to our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on June 13, 2007. A total of 1,799,766 shares underlying stock options were outstanding and held by directors at December 31, 2006, including those held by Mr. Klein.

(3)	These figures do not include their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any Committee thereof, for which the Directors are reimbursed by us.
(4)	Mr. Getty’s annual fee is £60,000 and has been converted into U.S. dollars based on an annual average basis. The annual average exchange rates in U.S. dollars per British pound based on the average of the noon buying rate in the City of New York for cable transfers in British pound as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the year ended December 31, 2006 was 1.84.
(5)	This figure represents 25% of the cost of Mr. Getty’s personal assistant to compensate Mr. Getty for the assistance she provides in connection with his Board duties. This amount was paid to the company that employs Mr. Getty’s assistant in British pounds and has been converted into U.S. dollars in the same manner as Mr. Getty’s annual fee as described in footnote 4 above.

We do not provide any insurance, retirement or other benefit programs or compensation to the members of the Board of Directors, or any other benefits or perquisites except as described above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, certified public accountants, served as our independent registered public accounting firm for the fiscal year ended December 31, 2006. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of Getty Images for the fiscal year ending December 31, 2007, and to perform other appropriate accounting services.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our shareholders. Even if shareholders vote in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Getty Images and its shareholders.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to questions from the shareholders.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for ratification of this appointment. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be voted with respect to the matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. There can be no broker non-votes on this proposal because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS GETTY IMAGES’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Getty Images knows of no other matters to be presented at the annual meeting other than those described in this proxy statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

TRANSACTIONS WITH RELATED PERSONS

As noted above, on an annual basis, each Director and executive officer is obliged to complete a Director and Officer Questionnaire which requires disclosure of any transactions with Getty Images in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Additionally, the questionnaire requires disclosure of all employment or service as a director by Directors or executive officers with other entities. The Audit Committee is charged with reviewing any transactions with a “related party” that are valued at greater than $120,000 and in which the related person has a direct or indirect material interest.

The Stockholders’ Agreement.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc., Getty Images and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) entered into a Stockholders’ Agreement dated as of February 9, 1998, as amended (the “Stockholders’ Agreement”). The Stockholders’ Agreement, among other things, provides for representation on our Board of Directors and limits the rights of the parties thereto to transfer their respective shares of our common stock. Certain provisions of the Stockholders’ Agreement are described below. The “Getty Group” refers collectively to Getty Investments L.L.C., Mr. Mark H. Getty, Mr. Jonathan D. Klein, the JD Klein Family Settlement, as successor by assignment from Crediton Limited (a trust established by Mr. Klein) (the “Klein Family Trust”) and the October 1993 Trust (a trust established by Mr. Getty). The “Torrance Group” refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger (the former wife of Mr. Mark Torrance) and certain of their family members.

Effective May 1, 2003, the Stockholders’ Agreement was amended to remove the Torrance Group as a party to the agreement. Therefore, with effect from May 1, 2003, the Getty Group alone constitutes the “Significant Stockholders” contemplated therein.

Pursuant to the Stockholders’ Agreement, as amended, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder’s shares of common stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders’ Agreement; (iii) subject to the arrangements within the “Group,” pursuant to a registered public offering of shares of common stock in which, to the knowledge of such selling Significant Stockholder, no person or “Group” will purchase more than 5% of the then outstanding shares of common stock; or (iv) subject to any arrangements within the “Group,” sales within the Rule 144 volume limitation, or in a cashless exercise of options. A “Permitted Transferee” is defined generally as (i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of common stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

If any Significant Stockholder (a “Prospective Seller”) receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a “Stockholders’ Agreement Third Party”), a bona fide offer to purchase any or all of such Prospective Seller’s shares of common stock (the “Offered Stock”) and such Prospective Seller intends to sell the Offered Stock to such Stockholder’s Agreement Third Party, the Prospective Seller must provide written notice (the “Offer Notice”) of such offer to Getty Images. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of common stock at which the sale to the Stockholders’ Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders’ Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice, or (ii) an accepting party fails to consummate the purchase of the Offered Stock and Getty Images is not prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

Pursuant to the Stockholders’ Agreement, the Getty Group has the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it also has the right to appoint the Chairman from among the directors of Getty Images, provided, however, that for so long as Mark H. Getty is the Chairman or Co-Chairman of the Board, such right is not in effect.

The Getty Investments Registration Rights Agreement.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc. (the “Transactions”), Getty Images entered into a Registration Rights Agreements with Getty Investments L.L.C. dated as of February 9, 1998 (the “Getty Investments Registration Rights Agreement”).

Pursuant to the terms of the Getty Investments Registration Rights Agreement, Getty Investments L.L.C., subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments L.L.C.’s shares of common stock (a “Getty Demand Right”), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments L.L.C. has a total of five Getty Demand Rights. In addition to its Getty Demand Rights, Getty Investments L.L.C. has the right to have any or all of its shares of common stock included in any registration by Getty Images with respect to an offering of common stock (a “Getty Piggy-Back Right”), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of (i) the date that all of the shares of common stock held by Getty Investments L.L.C. can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act, or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

The Getty Investments Registration Rights Agreement was amended on November 22, 1999, to include the right to register an additional 1,579,353 shares of common stock that were acquired by Getty Investments L.L.C. on November 22, 1999.

In addition to the registration rights described above, on the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications Limited and PhotoDisc, Inc. with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective shareholders, including, in the case of PhotoDisc, Inc., certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications Limited, certain registration rights granted to the October 1993 Trust and the Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Anthony Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

Getty Investments L.L.C. Company Agreement.    Getty Investments L.L.C. was formed on October 4, 2006 with the merger of Getty Investments LLC., a Delaware limited liability company (“Old Getty Investments”)

with and into Getty Investments Continuation L.L.C., a Delaware limited liability company (“New Getty Investments”). New Getty Investments was formed with the objective of continuing Old Getty Investments, which would have otherwise terminated on October 5, 2006. On October 4, 2006, Old Getty Investments was merged with and into New Getty Investments. Upon the consummation of the merger, the existence of Old Getty Investments ceased, New Getty Investments survived and the name of New Getty Investments was changed to Getty Investments L.L.C.

Getty Investments L.L.C. is now governed by an operating agreement dated October 4, 2006 among the New Getty Members, (“The New Getty Investments Company Agreement”). The term of the New Getty Investors Company Agreement ends on October 5, 2007 unless earlier terminated upon the written agreement of a majority in interest of the members. Getty Investments L.L.C. members (the “New Getty Members”) are now comprised of three Getty family trusts: the Cheyne Walk Trust, the Ronald Family Trust A and the Ronald Family Trust B. As of March 1, 2007, the New Getty Members own, collectively, 100% of the membership interests of Getty Investments L.L.C., with the Cheyne Walk Trust, the Ronald Family Trust A and the Ronald Family Trust B owning 55.2%, 24.4% and 20.4%, respectively.

The Getty Investments L.L.C. board of directors consists of five directors. Four of the five directors are appointed as follows: the Cheyne Walk Trust appoints two directors, the Ronald Family Trust A and the Ronald Family Trust B jointly appoint two directors. The fifth director is Jonathan D. Klein, so long as he remains Chief Executive Officer of Getty Images. In the event Jonathan D. Klein ceases to be the chief executive officer of Getty Images, the fifth directorship position will be eliminated unless and until a majority in interest of the members votes to appoint a successor to fill such position. Mark H. Getty serves as the chairman of the board of Getty Investments L.L.C. for so long as he serves as a director of Getty Investments L.L.C. Decisions of the Getty Investments L.L.C. board of directors require the approval (at a meeting or by written consent) of a simple majority of the total number of directors unless otherwise provided in the New Getty Investments Company Agreement. Of the five members of the Getty Investments L.L.C. Board of Directors, two (Mr. Getty and Mr. Klein) are also members of the Getty Images Board of Directors. There are currently no voting arrangements whereby one member of Getty Investments L.L.C. can control a majority of the members of the Getty Investments L.L.C. Board of Directors.

Getty Images Trademarks.    Getty Images, directly or through its subsidiaries, has trademark registrations and applications for trademark registrations in respect of the name Getty Images, and derivatives thereof and the related logos (together, the “Getty Images Trademarks”). Getty Images and Getty Investments L.L.C. have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments L.L.C. will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Images Trademarks. On such assignment, Getty Images will be permitted to continue to use the Getty Images Trademarks for 12 months, and thereafter it will have to cease such use.

Indemnification.    Getty Images has agreed to indemnify Getty Investments L.L.C. and its members for liabilities arising in connection with the merger of the business of Getty Communications Limited and PhotoDisc, Inc. as well as various securities offerings by Getty Images. In addition, Getty Images has entered into agreements to indemnify its Directors and certain executive officers, in addition to indemnification provided for in our Bylaws and Restated Certificate of Incorporation. These agreements, among other things, indemnify our Directors and certain executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Getty Images, arising out of such person’s services as a Director or executive officer of Getty Images, any subsidiary of Getty Images or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as Directors and executive officers.

Acquisitions of Evolvs Media and Paper Thin Walls.    Mr. Livingstone was the sole shareholder (through a wholly owned company) of Evolvs Media Inc. Evolvs Media was a technology company, employing approximately 20 people, most of whom are software developers. Getty Images purchased most of Evolvs

Media’s assets from Evolvs Media for C$235,000 in May 2007. As part of its acquisition of Evolvs Media, Getty Images also assumed the rights and obligations of Evolvs Media pursuant to a lease for commercial real estate owned by Mr. Livingstone at a cost of approximately C$60,000 per year for a term of five years.

Mr. Livingstone also was the controlling shareholder of a company called Paper Thin Walls Inc. There is only one other shareholder of this company. Getty Images purchased all of Paper Thin Wall’s assets from Paper Thin Walls for C$965,000 in June 2007.

While Mr. Livingstone was not an executive officer of Getty Images at the time the Evolvs Media transaction occurred, given the proximity of the transaction to his designation as an Executive Officer in May 2007 and the integrated nature of the two transactions, Getty Images treated them as transactions with a related person for purposes of Item 404 of Regulation S-K. Consequently, these transactions were approved by the Board of Directors and were disclosed in a Current Report on Form 8-K filed on May 9, 2007. The Board of Directors also waived the Code of Ethics and Code of Business Conduct provisions prohibiting conflicts of interest (or the appearance thereof) between the private interests of Mr. Livingstone with the interests of Getty Images for these transactions, and for the real estate lease involving Evolvs Media. In doing so, the Board noted that waivers of these Codes will only occur in rare circumstances, that the each of the transactions are in the best interests of Getty Images and that the amount of money involved in the transactions is relatively small.

REPORT OF THE AUDIT COMMITTEE

As more fully described in the Audit Committee Charter, which was most recently amended on January 31, 2007, the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility relating to oversight of: our financial statements; our compliance with legal and regulatory requirements; the independent registered public accounting firm; the internal auditors; compliance with our Code of Ethics and Code of Conduct; and our internal control over financial reporting. A copy of the Committee’s Charter can be found in the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” and then “Corporate Governance.”

Management is responsible for: the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting, as well as evaluating the effectiveness thereof. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of our internal control over financial reporting.

The Audit Committee met 13 times during 2006 to carry out its responsibilities. The Board of Directors has affirmed that the members of the Audit Committee are independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules and regulations.

During 2006, at its meetings the Audit Committee met with senior members of Getty Images’ financial management, our general counsel and representatives of PwC, to discuss accounting, internal control over financial reporting, and other matters within its purview. As it deemed appropriate, the Committee met privately with representatives of PwC, the internal auditors and management, each of whom had unrestricted access to the Committee throughout the year. The Committee also met alone, in executive sessions.

The Audit Committee reviewed with our financial management, the internal auditors, and representatives of PwC, the overall audit scopes and plans, the results of internal and external audits, the evaluations by management and PwC of our internal control over financial reporting, PwC’s review of management’s assessment of the effectiveness of our internal control over financial reporting, and the quality of Getty Images’ financial reporting and disclosure practices.

The Audit Committee reviewed the audited financial statements, to be included in the Annual Report on Form 10-K with our management and representatives of PwC and engaged in a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures. Management and representatives of PwC advised the Committee that the audited financial statements were prepared and presented fairly in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure matters. Representatives of PwC confirmed that they had discussed with the Committee all of the matters required by auditing standards of the Public Company Accounting Oversight Board to be communicated, including, but not limited to, matters required by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and by Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

The Audit Committee also discussed with representatives of PwC matters relating to their independence from Getty Images, including audit and non-audit services and fees. The Committee also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based on the discussions and reviews noted above, management’s report on internal control over financial reporting and the report of PwC, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Additionally, the Audit Committee has selected PricewaterhouseCoopers LLP, our independent registered public accounting firm, to audit the financial statements of Getty Images for the year ending December 31, 2007. PricewaterhouseCoopers LLP has audited our financial statements since 1995. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to questions from the shareholders.

The following table presents the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of Getty Images’ financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005:

	2006	2005
(1) Audit Fees	$1,651,474	$1,427,356

(2) Audit-Related Fees	97,080	223,544

(3) Tax Fees	—	1,729

(4) All Other Fees	350	204

(1)	The amount reflected herein includes fees for audits of our annual financial statements, our internal control over financial reporting, reviews of our quarterly financial statements, statutory audits of our foreign subsidiaries, work related to the review of our equity compensation grant practices, consents and assistance with reviews of documents filed with the SEC, and work related to the exchange offer involving our convertible subordinated debt performed during 2005.
(2)	This amount includes fees for due diligence for potential acquisitions and audit of our employee benefit plan.
(3)	This amount includes fees related to tax compliance, advice and planning.

In 2006, 100% of the fees in categories (1)—(4) were approved by the Audit Committee. The services included under (3) “Tax Fees” were approved by the Audit Committee pursuant to the de minimis exception set forth in Section 2-01(c)(7)(i)(c) of Regulation S-X. A copy of the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which was adopted by the Audit Committee in March 2003 and amended most recently in June 2004, may be found in the Corporate Governance section of Getty Images’ website, located at www.gettyimages.com. The Policy sets forth the procedures and conditions under which services are pre-approved by the Audit Committee, such as audit services, audit-related services, and certain tax services; services that are pre-approved by the Audit Committee on a case-by-case basis; and services that our independent registered public accounting firm is prohibited from performing.

Respectfully submitted,

Michael A. Stein (Chairman)

James N. Bailey

Andrew S. Garb

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Getty Images’ Nominating and Corporate Governance Committee is responsible, among other duties, for assisting the Board of Directors in identifying and recruiting candidates for the Board, considering nominations to the Board received from shareholders; evaluating the effectiveness of the Board and the Committee through a series of interviews conducted by the Chair of the Committee with members of the Board and management using questionnaires intended to elicit feedback on significant matters addressed by the Board; making recommendations to the Board regarding the membership of the Board’s committees; periodically reviewing, with the Compensation Committee, the type and amount of Board compensation for non-executive directors; making recommendations to the Board regarding such compensation; and developing, updating as necessary, and recommending to the Board corporate governance principles and policies applicable to Getty Images.

Together with the members of the Compensation Committee, the members of the Nominating and Corporate Governance Committee, at the direction of the Board, annually review the performance of Getty Images’ chief executive officer through a series of interviews with members of the Board and the chief executive officer, followed by a meeting with the chief executive officer to share the findings of the review. The Nominating and Corporate Governance Committee also annually reports such findings as are necessary to the Board to permit the Board to make affirmative determinations regarding the independence and financial expertise of each Board and committee member in regards to the standards established by New York Stock Exchange, SEC and IRS rules, and applicable law.

The Committee’s original Charter was adopted by the Board of Directors on December 17, 2002, and was amended most recently on December 8, 2006, with such amendments to be effective prospectively from that date. A copy of the Charter can be found in the Corporate Governance section of Getty Images’ website. Log on to www.gettyimages.com and click “About Us,” then “Investors,” and then “Corporate Governance.”

The members of the Committee are Messrs. Christopher H. Sporborg and James N. Bailey, with Mr. Bailey serving as the Chairman. Each of the members of the Committee has been affirmatively determined by the Board to be an “independent director” as defined by the New York Stock Exchange listing standards. The Committee held four formal meetings and numerous informal meetings during 2006 to carry out its responsibilities.

The Committee will consider shareholder-recommended candidates for the Board of Directors. Shareholders may communicate their nominations for the Board by sending an email to nominations@gettyimages.com, or by sending a written nomination to Nominating and Corporate Governance Committee, c/o General Counsel’s Office, Getty Images, Inc., 601 North 34th Street, Seattle, Washington 98103. Each shareholder recommendation should include at a minimum the candidate’s name, biographical information and qualifications, and acknowledgment from the candidate that such person is willing to be nominated and to serve as a Director if elected. The Committee will consider shareholder recommendations regarding potential nominees for next year’s annual meeting of shareholders if such recommendations are received by the Committee prior to the deadline for shareholder proposal submissions as described in the response to the question “What are the rules regarding shareholder proposals for the 2007 and 2008 meetings?” at the beginning of the proxy statement in which this report appears.

Respectfully submitted,

James N. Bailey (Chairman)

Christopher H. Sporborg

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of our common stock. Reporting Persons are also required by the SEC regulations to furnish Getty Images with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of copies of such reports received by us, or on written representations from certain Reporting Persons that no other reports were required for such persons, we believe that during fiscal year 2006, all Section 16(a) filing requirements were satisfied on a timely basis.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2006, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SEC IS AVAILABLE ON REQUEST. PLEASE WRITE TO:

INVESTOR RELATIONS DEPARTMENT

GETTY IMAGES, INC.

601 NORTH 34th STREET

SEATTLE, WASHINGTON 98103

GETTY IMAGES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 2, 2007

The stockholder(s) of Getty Images, Inc., a Delaware corporation, whose signature(s) appear(s) on the reverse side of this Proxy, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at the headquarters of Getty Images, Inc. located at 601 North 34th Street, Seattle, WA 98103, on August 2, 2007 at 11:00 a.m. (Pacific Daylight Time) and hereby appoint(s) Jonathan D. Klein, John L. McKay and Thomas Oberdorf, or any one of them, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the stockholder(s) would possess if personally present, to vote the Getty Images, Inc. Common Stock of the stockholder(s) on the reverse side of this Proxy at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse of this Proxy, and to vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion, on such other matters that may properly come before the meeting and any postponements or adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OR, IF NO RECOMMENDATION IS GIVEN, IN THE SAID PROXIES’ OWN DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

IMPORTANT - TO BE SIGNED AND DATED ON

REVERSE SIDE

New address:

` DETACH PROXY CARD HERE

Complete, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

Proposal 1. To elect three (3) Class I Directors for three-year terms.

FOR all nominees listed below`

WITHHOLD AUTHORITY to vote for all nominees listed below `

*EXCEPTIONS `

Nominees: James N. Bailey, Andrew S. Garb, Alan G. Spoon

(INSTRUCTIONS: To withhold authority to vote for an individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

FOR ` AGAINST ` ABSTAIN `

Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.

To change your address, please mark this box and indicate new address in the space provided on the reverse side of this card. `

SCAN LINE (FPO)

This proxy card should be signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Date Stockholder sign here Co-Stockholder sign here